Exhibit 10.2

/\ I R CR!

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1.	. Basic Provisions ("Basic Provisions"}.

1.1Parties. This lease ("Lease"), dated for reference purposes only February 131 2019 , is mad e  by and  between  Lundy Associates,  LLC  ("Lessor")and QuickLogic   Corporation,   a   Delaware   corporation,   which   is   doing business in California as Delaware Quicklogic Corporation ("lessee"),(collectivelythe"Parties", or individu ally a

" Party").

1.2(a)Premises: That certain real property, indudlng all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as (st reet  add ress , un it /s uite, city, state): 2220 Lundy Avenue,San  Jose,   California   ("Premises").  The Premises are locate d  in the County of Santa Clara , and are generally described as (describe briefly the nature of the Premises and the "Project"): Approxirna tely 24,164   square   feet   of a 35,549   squra e - f oo t   building   .lnadditiontoLessee'srightstouseandoccupythePremisesas

he re inafter specified, Less ee shall have non-exclus ive rights to any utility racewa ys of the build ing containing the Premises {"Building'') and to the Common Area s las defined in Paragraph 2.7 below), but shall not have any rights to the roof, or exterior walls of the Bullding or to  any other  buildings In  the  Project.  The Premises,  the Building, the Common Areas, the land upon which they are located, along with all other buildings and Improvements thereon, are herein collectively referred to as the "Project." (See also Paragraph 2)

l.2(b)Parking:       68%   of     existing  parking  on  an   unreserved  vehicle  park ing -basis. (se e also Para graph 2.6)

1.3Term:       Five    (5)    yearsand      zer o   (0)months  ("Orlglnal  Term")comm  e ncing   April  15,   2019   ("CommencementDate") and ending April 14, 2024 ('Expiration Date"). (See also Paragraph 3)

1.4	Early Possession: lfthe Premises are available Le ssee may have non-exclusive possession of the Premises commencing upon full execution of Lease ("Early Possession Date"). (See also Paragra phs 3.2 and 3.3)

1.5	5 Base f\ef1t: $31, 413. 30 per month ("Base Rent"), payable on the fifteenth (15th) day of eac h month comme ncing

April 15, 2019 . (See also Paragraph 4)

" J: If this box is checked, there ar e provisi o ns in this Leas e for the   Base Rent to  be adjusted. See Paragraph   5 0        _

1.6Lessee's Share of Common Area  Operating  Expenses:        Sixty-eight     percent (     68%) ("Lessee's Share'l In the event that the size of the Premises and/or the Project are modified dur i ng the term of this Lea se , Lessor shal l recalculate Lessee's Share to refle ct such modification.

1.7	Base Rent and Other Monies Paid Upon Exe<:ution:

(a) BaseRent $31,413.30 for the period April 15, 2019 - May 14, 2019 ,

(b) CommonAreaOperatingExpenses: $6,067.17 lortheperiod April 15. 2019 - May 14, 2019

(c)	Security Deposit: $112, 4 41 . 41 ("Security Deposit"). (See also Paragraph 5)
(d)	Other : N / Afor _

(e) Total Due Upon Execution of this Lease: $14 9 , 921 . 8 8

1.8Agreed use : General  office  use,  research  and development,  laboratory,  light manufacturing, warehouse, shipping and receiving, and all ancillary uses related thereto .

(See also Paragraph 6)

1.9	Insuring Party . lessor is the "Insu ring Party ". (See also Paragraph 8)
1.10	Real Estate Brokers. {See also Paragraph 15 and 25)

(a)Representa tion : Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, confirms and consents to the following agency relationships in this Lease with the following real estate brokers (" Bro ke r(s )") and/or their agents {"Agen t(s Y-):

le ssor 's Brokerage Firm Colliers International

both the Lessee and Lessor (dual agent).

License  No.       00490878     Is the   brokerof(check one):the Lesso r; or

Le sso r 's Agent     Joe    Elliott     License No .      010 64626   Is (check one): ../:     t he Lesso r's Agen t( salespe  rson or broker associate); orboth the Lessee's Agent and the Les so r's Agent (dual agent).

Lessee    's  Brokerage  Firm     Colliers  International    Lice  nse   No.  _    _    _    _      ls the  brokerof  (ch ec k one): Le ssee and Lesso r (dual agent} .

the Lessee   ; o r; ;J:_ both theLessee's Agent      Jeff   Nochimson      License No.       00819335    Is (ch e ck one):the Le sse e's Agent (s a le spe rson or broker associate); or

both the lessee 's Agent and the Lesso r's Agent (dual agent).

(b)

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Payment to Brokers. Upon execution  and  delivery of  th is  Lease  by  both  Parties,  Les  so  r shall  pay to  the  Bro  ke rs the  brokerage fee agreed  to in a separate written  agre e ment   {or   if there  is no  sircb   agreement, the  s11rn ofor01 of the total Base  Rent) for  the  brokerage  services rendered by the Bro kers.

1	11 G11acantoc The obligations of tbe I essee 11oder this 1 ease ace to be g111ranteed bu("Gna cant oc") (See a/so Paragmph 37)

1.12 Attachments. Atta ched hereto are the following, all of which constitute a part of this Leas e :

:  .,./_  an Addendum  consisting of Paragraphs     50through  --'-7-'0'-----

;),j a site plan depicting the Premises;

a site plan dep ic ting the Project;

a current set of the Rules and Regulations for the Project;

a current set of the Rules and Reg ulati ons adopted by the o wne rs' assoc ia tio n;

a Work Letter ;

other (specify): _

2.	Premises.

2.1Letting. Lessor hereby le ase s to Lessee, and Lessee hereby leases from Lessor, th e Premises, for the term, at the rental, and  upon all of  the  terms, covenants and conditions set forth in th is L ase. While the approximate square footage of th e Premises may have bee n used in the marketing of the Prem is es for purposes of co mpar ison , the Base Rent stated herein is NOT tied to square footage and is  not  subject  to  adjustment should  the actual size  be dete  rmined  to be differe nt. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2Condi tion . Lessor shall deliver that portion of the Premises contained within th e Building (" Unit") to Lessee broom dean and free of debris on the Commencement Date o r the Ea rly Posses sio n Date , whichever first occurs ("Start Date "), and , so long as the required service contracts described  in Paragraph 7.l (b) below are obta ined by Lessee and in effec t within thirty days following the Start Dat e, warrants thatthe existing electrical, plumbing, fire spri nk le r, lighting, heating , ventilating and  air conditioning  systems  ("HVAC"),  loading doo rs,  sump  pumps, if  any, and  all other such  elements In the  Unit, other  than those constructed  by Less  ee, s ha ll be in good operating condition on said date, that the structural e le me nts of the roo f,  bearing walls and  foundation of  the  Unit shall  be fre e of mater ia l defe cts , and that the Unit does not contain hazardous levels of any mo ld or fungi defined  as toxic  under applic ab le  state or federal law.  If a  non -com  plia  nce  with  such warranty exists as of th e Start Date, or if one of such systems or ele ment s should  ma lt u_nc tion or fail  wlthln the  appropriate warranty period,  Le s so  r sha ll,  as  Lesso  r's sole obligation with respect to such matter , except as otherwise provided in this Lease, pro mpt ly after receipt of written notice from Lessee .setting forth with ature and extent of such non -comp lian ce, malfunction or failure, rectify sam e at Less o r's expense. The warranty periods shall be as follows: {i) 60 as to the HVAC systems, and (ii) 60 iO days as to the remaining systems and other ele ment s of the Unit. If Less ee does not give Lessor the ppro priate warranty period, correction of any such non-co mp liance, malfunction or failure sha ll be the obligation of lesse e at lessee's soleost and expense (exce pt for the re pairs to  the  fire sprink  le r systems, roof , fou nda tions , and/or bearing  walls • see  Paragraph 7).  Lesso  r also  warrants, that  u nle ss otherw  i se speci fied  in writi  ng,  Lessor is unaware  of (i) any recorded  Notices of Default affecting the Premise; (ii) any  delin quent  amounts due under any loan secured by the Premlses; and (iii) any bankr upt cy proceeding affecting the Premises.

2.3	Comp Ha nce . Les so r warrants that to theactual knowledge of Lessor the impro veme nts o n the Premi ses comply with the b uild ing codes,

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app lic ab le laws, covenants or  restrictions  of  record ,  regulations, and  ordinance s (" Applicable  Re quirements  ") that were  in effect  at  the time that each  Improvement, or portion t hereo f, was constructed. Said warranty does not app ly to  the  use  to  which  Lessee  will put  the  Premises,  mod ifica tions which may  be req u ired  by the Americans wit h Disabilities Act or any sim ilar la ws as a res ult o f Les se e's use (see Paragraph 49), o r to any  Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Le sse e. NOTE: Lessee is responsible for determining whether or not the Applicable  Requirements,  and especially the zoning are appropriate for  Less  ee's  intended  use, and acknowledges  that past  uses of  the  Premises  may  no longer  be  allowed.  If $ho  Pr&FRicar do  Rot C8FAjillp  ,,1i\h  caid warr:c:mty, Lenw dnll, • •apt ,c othorulce pi:o uid■d, filFgR'lpth/ a1f=tor: re;eipt of mrittliln s:ioti;c frnm Lorrao catting ku:th with spacific•ty tho n;atnFe ilRd aNtent of cud:! non COP1plia1r cc1 rect;if:; :tho nme   ?t Lerr or's axponce   If Larrea does noteiue LHsorwcittcR cioticc of a nor=i ;c,mpliance with tl:iir wai=r;antvwitbin 5 r;pontbs followina   t e iiar:t Cata, seFra&iic;R ef ihst Ren i.empliar:isa ,hall be tho oblif!latii.R af L.a,seo ai bessn's sols s;st rrnd snp0REiB If  the  Applicable  Requirements are hereafter changed so as to require during the term of this Lease the co ns t ruction of an addition to or an  alteration of the Unit ,  Premises and/or Bui lding,  the  remediation  of any Haza rdou s Substance , or the rein rorcem ent o r ot her physical modification of the Unit , Premises and/ o r Building ("Capital Expe nditure "), Le ssor and Lessee shall allo cate th e cost of such work as follo ws:

(a)Subject to Paragraph 2.3(c) below, If such Ca pit al Expenditures are required as a result of the specific and unique use of the Premises  by Lessee  as compared with use s by tenant  s in genera  l,  lesse  e  shall be fully  responsibte for the  cost thereof,  provided, however, that if such Capital Expe nditure  is  required during the last 2 yea rs of th is lease and the cost thereof  exceeds 6 months'  Base Rent,  lessee  may instead  terminate  this  Lease  unless Le sso  r  no tifie s  Lessee  ,  in writing, within 10 days a er rece ipt of Lessee's termination notice that Lessor has elected  to  pay the  difference  betwe  e n the  actual cost  thereof  and the  amount equal  to  6 months' Base Re nt. If Le ssee elects ter mination, Lesse e shall immediately cease the use of the Prem ise s which requires such Capital Expenditure and de live r to Lesso r written notic e specifying a term ina tion dat e  at  least90  days the rea fter.  Such  terminaition  date shall,  howeve r, i n no  event be  earlie  r than the  last day  that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)	If such Capital Expend it ure is not the result of the spe cific and unique use of the Prem is es by Le s see (such as, governmenta lly mandated seismic modification s), then Le s so r shall pay for such Capital Expen diture and le ssee shall only be obligated to pay, each mont h during the remainder of the term of this lease or anyextension thereof, on the date that on which the Base Rent is du e, an amount equal to 1/144th of the portion of such costs reasonably attributable to the

Prem ises . Less ee shall pay Interest on the balance but may prepay its obligation at any time. If, ho weve r, such Ca pita l Expend it ure is required during the last 2 years of this lease or if lessor reasonably determines that rt is not economicallv feasible to pay its share  th ere o f,  lessor shall  have the option to terminate  this lease upon 90 day,s prior written notice to Lessee unless Less e e notifies Le sso r, in writing, within 10 days after receipt of Lessor's termination notice that Less ee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, lessee may advance such funds and deduct same, wlt h Interest , from Rent unttl Lessor 's share of such costs have been fully paid. If Le ss ee is unable to finance Less o r' s s hare, or if the balan ce of th e Rent due and payable fo r the remainder of t his Lea s e is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall ha ve the right to terminate this Lease upon 30 days written notice to Lessor.

(c} Not wlt hstand ln g the above , the provis io ns con ce rning Ca pita I Expenditures a re intended to app ly only to non-voluntary, une xpected , and new

Applicable Req uirem e nts . If the Ca pital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or mod ificatio n to the Premises then, and in that event , Lessee sha ll either: {i) immediately cease such changed use or inte nsity of use and/or take such other steps as maybe necessary to eliminate the requirement for such Ca pita l Expenditure, or (ll} complete such Capital Expenditure at its own expense. Les se e shall not have any right to te rmina te this Lease .

2.4Acknowledgements. Lessee acknowledges that: (a) it has been  given an  opportunity  to  Inspect  and  measure the  Premis es  ,  (b)  it  has  been  advised  by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (includin  g but  not  limited to  the  e lect  rical ,  HVAC and  fire sprinkler systems, security, environmental aspects, and compHance with Ap plicab le Requirements and the Americans wjth Disa bilitie s Act}, and their suitability for  Lessee's intended use , (c) lessee  hasmade such  inve stiga  tion  as  it  deems  necessary with  rererence  to such  matters and assumes  all respon s ibility  therefor as the  same  relate to its occupancy of the Premises, (d) it ls not relying on any representatton as to the size of the Premise  s  made  by Brokers  or  Lesso  r,  (e) the  square footage of the Premises was not mater ia l to Lessee's decision to lease the Premises and pay the Rent stated here in, and (f) neither Less o r, Lessor's agents , nor Broker s have mad e

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any oral or written representations or warranties with respect to said  ma tte rs other than  as set  forth in this Lease.  In addition, Le sso  r acknowledges that : Ii) Brok  ers have made no representations, promise s or warranties concerning Lesse e's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to inve stigate the financial capab ility and/or suitability of all proposed te nants .

2ii  lessee  as Prior Or:nerJQcca1part  Ihlil  uncnntics made  b'f I ecsoc in Paragraph J sh;a)) be  of notar:cc: or  effect  if immediate\• pr:inc to  the   Start Cate  Lessee mar thee nora:F a:,,wji'ant a:ftha Pr;ei:nise, IF1, 1;A ,war:it, L.e,,ei. ,t:iall bo ro&ji'OAliible tar any R0Gos&iilFY &OFFa;t;iua wi.Fk

2.6	Vehicle Parking. Lessee shall be entitled to use the number of Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Less o r for parking.  Lessee shall not  use  more parking space s than satd  numbe  r.  Said parking•spaces  shall be used for  parking by vehicles no la rger than full-size passenger automobiles or pic k-up trucks , herein called "Permitted Size Vehicles ." Lessor may regulate the  loading  and  unloading of vehicles by adopting Rules and Reg ula tions as p rovided In  Paragraph 2.9.  No vehicles other than  Per mitte  d Size Vehicles may be  parked in the  Common Area without the prior written pe rmiss ion of Lessor. In addition :

(a)	le ssee shall not permrtor allow any vehicles that belong to or are controlled by Less ee or lesse e 's employees, suppliers, shippe rs, customers,

cont ractors or invitee s to be loaded, unloaded, or parked in areas other than tho se designated by Lessor for such activities.

(b)	Les see s ha ll not service or store any vehicles in the Common Areas .

(c)tf Lessee  permits or allows any of the prohibited  activities described  in th is  Paragraph  2.6, the n Lessor shall have the rig ht,  without notice, in  add ition to such othe r rights and remed  ies  that  it may  have, to  remov e or tow  away the  vehicle involved and  charge the  cost to Le ss ee,  which cost shall  be  immediatelv payable upon demand bv Lessor.

2.7Common Areas-  Definition  .  The term "Common  Areas  11 is  defined as all areas and  facilities outskle the  Premises and  within  the exterior boundary  line of the Project and inte rio r utility raceways and installations withi n the Un it t ha t are provided and designated by the Lessor from time to time for the general non exclus ive use of Les so r, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and inv itees  ,  including parking area s, loadinc and un loadi ng area s, trash areas, roofs, ro adways , walkways, driveways and la ndsc aped areas .

2.8Common Areas- Lessee's Rights.  lessor grants  to Less  ee  ,  for the  benefit of Lessee  and  its  employees,  suppliers, shippers, contractors, cust o mers  and invitees, during the term of this Lease, the non-exclusive right to use, in common with other s entitled to such use, the Common Areas as they exist from time to time, subject to any rig hts , powers, and priv ileges  reserved  by  Lessor  under  the terms hereof  or under  the  te rms of  any rules and  reg ulatio  ns or  restrictions governing  the use of the Project. Under no  circu msta nces  shall the  right  he rein  granted to  use the  Commo n Areas be deemed to  include the  right to store  any prop erty,  temporarily or permanently, in the Common Areas.  Any such  storage shall  be permitted  only  by the  prio r written consent  of Le sso  r or  Lessor's desig nate  d agent, which  consent may be revoked at  any time.  In  the  event that  any unauthorized  storage shall occur,  then  Lessor shall  have the  rig ht,  without  no tice,  In addition  to such  other rig hts and remedies that it may have , to remove the prope rtv and cha rge the cost to Less ee , w hich cost shall be immediateIv payable upon demand by le sso r.

2.9Common Areas- Rules and  Regulatfons  .  Les sor  or  such other pe rson( s ) as  le  ss o r may appoint shall have the exclusive control and  management of the Co mmon Areas and sha ll have the right, from time to time, to establish, modify, amend and enforce reasonable rules and reg ulatio ns !"Rules and Regulations") for the management, safety, care , an d cleanliness of  the grounds,  the  parking a nd  un lo ad ing of  vehicles and  the  preservation of  good order, as well as  for the  convenience of other occupants or  tenants of  the  Building and  th e  Project  and their i nvite  es.  Lessee  agrees to abide  by and  conform to all  such Rules and  Re gu latio ns,  and  shall use its best efforts to cause its emp lo yees , supp lie rs, sh ippe rs, c usto  mers ,  contractors and invitees to so  abide and conform.  Lessor shall not  be  responsible to  Lesse  e for the non •comp liance with said Rules and Regulations by other tenants of the Project.

2.10	Common Areas - Oi anges . Lessor shall have the right, in Lesso r's reasonable disc retio n, from time to time:

(a)To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and numb e r of driveways, entrances, parking spaces, parking areas, loading and unloading areas , ingress , egress , d lre ct1o n of t raffic, landscaped areas, walkways and utility raceways ;

(b)	To d o se temporarily any of the Common Areas for maintenance purposes so long as reaso nab le a ccess to the Premise s rema ins ava ila ble and such closure does not unreasonably disturb Lessee's use or peaceful enjoyment of the Project;

(cl  To designate  o the  r land  outside the  boundar  ie s  of the  Pro ject  to   bea   part of the  Common Areas ,  provided  any addition ofland does not increase Lessee's Share of Common Area Operating Expenses ;

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(d) To add additional buildings and i mprovement s to the Common Areas;

(e} To use the Common Areas while engaged in  making additional improvemen  ts,  repairs or alterations to the  Project, or  any portion thereof  provided such use dnot unr easonably disturb Lessee's use or peaceful enjoyment of the Project; and

To do and perform such other acts and make s uch other changes in, to or with respect to the Common Area s and Project as Lessor may, in the s und business judgment, dee m to be appropriate

3.	Term.
3.1	Term. The Commencement Date , Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3 .

3.2Early Possession. Any provisio  n herein granting  le sse e Early Possess  io n of the  Premises is subject to and conditioned upon the  Premises being availa ble for such possess io n prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Less ee totally or partially occupies the Premises prior to the Commencement Date, the obligation to  pay Base  Rent shall  be abated  for  the  period  of such Early  Possession.  All other terms of this Lease (including but not limited to the obligations to pay lessee's Share of  Common Area Operating  Ex pe nses , Real  Property Taxes  and  insura nce premiums and to ma inta in the Premises) shall be in effect du ring such period. Any such Early Possession shall not affect the Expiration Date.

3.3Delay In Possession.  les sor  agrees to  use  its  best  commercially  reasonable efforts  to deliver  possession  of  the  Premises  to  le ssee  by  the  Commencement Date. If, despite said efforts, Lessor is unable to de liver possessio n by such date, Lessor sha ll  not be  s  u bject  to  any liability therefor  ,  nor  shall such failure affect the  validity of th is Le as e qr cha nge the Expiration Date . Les see shall not , however , be obligated to pay Rent or perform its othe r obligations unti l Lessor delivers possession of the Prem ise s and any period of rent abatement thilt Lessee would otherwise  have enjoyed  shall run from the date of delivery of  possession and continue for a•pe riod equal to what Lessee would otherwise have enjoyed under the te rms hereof, but minus any days of delay caused by the acts or omissions of Lessee.  If possession is not delivered within 30 iQ days after the Commencement Date , as the same may be extended under the terms of any Work Letter executed by Parties, lessee may, at its option, by notice in writing within 10 business days after the end of such 60 day period , cancel this Lease, in which event the Parties shall be disc ha rged from all obligations here under . If such written notice is not received by lessor within said 10 business day period, Lessee's right to cancel sha ll terminate. If possession  of the  Premises  Is  not  delivered  within  60  days after the  Commencement  Date,  th is  Lease shall  terminate  un le ss  other agreements are reached between Lessor and Lessee , in writing.

3.4	Lessee Compliance. les so r shall not be req uire d to tende r possession of the Premises to Less ee until Lessee compl ies with its obligation to provide

evidence of  insurance (Paragraph  8.5).  Pending  delivery of such evidence,  Le ss ee   shall be  required to  perform all of  its obligations  under this Lease from and  after the

I St11 rt  Date, including the  payment of Rent,  notwit rtandirg I euor's  9lo;tion to  'flitl:il:iold ?osscssion pet'ldirs r9ceipt of s11cl:i euidcncc  of Irr,INT Ace    Further, if Lessee

is required to perform any other cond itions prior to or concurrent with the Start Date , the Start Date shall occur but Lessor may e lect to withhold possession until such conditions are satisfied .

4.	Rent.

4.1.Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent l'1Re nt"). 4.2 Common Area Operating Expenses . Lessee shall pay to Lessor during the term hereof, in addition to the Base Re nt, Lessee 's Share (as specified in

Paragraph 1.6) of all Common Area Operating Expenses, as he re inafter defined , during each calendar yea r of th e t erm of th is Lease, in acco rdance with the following provisions:

(a)"Common Area Operating Expenses" are defined, for purposes of this Lease, as all costs relating to the ownership and operation of the Project , including, but not limited to, the follo wing:

(i}  The ope ration  ,  repair and  ma intenance  , in  neat, dean, good  order and condition, and  if necessary  the  replace  ment,  of  the  fo llow  lng: (aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas , trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, Irrigation systems, Common Area lighting facilities, fences  and  gates,  ele  vato rs,  roofs,  exterior  walls  of  the buildings, bu lldln g system s and roof drainage systems.

(bb) Exterior signs and any tenan t directorie s. (cc) Any fire sprinkler systems.

(dd) All other areas and improvements that are within the exterior boundaries of the Project but out s ide of the Premises and/or any other space occupied by a tenant.

(ii)	The cost of water, gas, e lect ricity and telephone to service the common Areas and any utilities not separately metered .

(iii)The cost of trash disposal, pest control services, property management, security services, owne rs' association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv)	Reserves set aside for maintenance, re pai r and/or replacement of Common Area improvements and equipment.
(v)	Real Property Taxes (as defined in Paragraph 10).
(vi)	The cost of th e premiums for the insu ran ce maintained by lessor pursuant to Paragraph 8.
(vii)	Any deductible portion of an insured loss concerning the Building or the Common Areas.

I iii) A ti1&tiSeFS', a&e&1omtutE' aRS a eFR8/fi' Jees an   sests ralite!CI t9 she e eFa eR, FAaiF1t enan&1 ~~1~~ repair and Feplasoment ef O,e P   iGt

(ix)The cost of any capital impr ove ment to the Building or the Project not covered under the provisions of Paragraph 2.3  provided; howe ver,  that Lessor shall all oc ate the  cost of any  such capital impr ovement  ove r a 12  year  period and  Less  ee  shall not  be required  to pay more than lessee's Share of 1/144th of the cost of such capital improvement in any given month. lessee shall pay Interest on the unamortized balance but may prepay lts obligation at any time.

(x)	The cost of any other services to be provided by lessor that arestated elsewhere in this Lease to be a Common Area Operating Expense.

Operating Expenses shall not include costs for (1) repair, replacements and general maintenance paid by proceeds of insurance or by Lessee or other third parties; (2) interest, amortization or other payments on loans to Lessor;

(3) depreciation; (4) leasing commissions, leasing commissions, brokerage commissions, finders fees, marketing costs and other costs and expenses incurred  in  connection  with lease, sublease and/or assignment  negotiations  and transactions with lessees or other occupants of th e Project; (5) legal expenses for services (including any legal expenses in collecting rents, evicting tenants or other occupants and costs incurred in legal proceedings with or against any tenant or other occupant or to enforce the provisions of any lease of space in the Project), other than those that benefit the Project tenants generally (e.g., negotiation of vendor contracts); (6) renovating or otherwise improving space for specific occupants of the Project or vacant Ieasable space in the Project includin g perm it, license and inspection costs, but excluding costs for repairs, maintenance and compliance with Applicable Laws provided or made available to the Project tenants generally;

(7) truces, other than Real Property Taxes; (8) federal income taxes imposed on or measured by the income of Lessor from the operation of the Project; (9) services or other benefits which are not offered to Lessee (orfor which Lessee is charged directly), but which are provided to another lessee or occupant of the Project; (10) costs incurred by Lessor due to the violation by Lessor or any lessee (other than Lessee) or other occupant of the terms and conditions of any leas e of space in th e project ; and (11) advertising and promotional expendit ures, and costs of signs in or on the Project identifying the owner of the Project.

( b} Any Common Area Opera ting Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof , shall be allocated entirely to such U nit , Building, or other building. Ho wever, any Co mm o n Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building orto anyother building or to  the  operation , repair and maintenance the reof , shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion ofthe  Improvements, facilities and  services set  forth in Subparagraph 4.2(a} shall  not  be  deemed to impose  an  obligation  upon  Lessor to either have said improvements or facilities or to provide those services  unless the  Project already  has  the  same, Les  so  r  already  provides  the  services, or  Lessor has agreed else whe re in this Lease to provide the same or some of them .

(d} Lessee ' s Share of Common Areil Operating Expenses is payable monthly on the same day as the Ba se Rent is due here under. The am ount of such

P,ayments  shall  be  based  on  Le sso r's  es timate  of  the  annual  Common  Area  Operating  Expenses.  Within  60  days after  written  request  (but  not  more  than  once  each year) lessor sha ll deliver to Lessee a rea so nab ly d e tal led st at e ment showing Lessee's Share of the actual Common Area Operating Expenses for the pre ced ing year. If

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Lessee's payments during such year exceed Lessee 's Share , Le sso r shall pay to Lessee the amount of the deficiency within 30 days after delivery of such statement. &;H1 it ;t:ie aR1ewnt af s111i;h er pa11;r11snt agiliAEit beasee's Ji,,tw Ri pi 1 FRenii If Lessee's payments during s uch year were less t han Lessee's Share , Lessee shall pay to Lessor the amount of the deficiency within 30...lO days after delivery by Lessor to Lessee of the statement.

(e) Common Area Operating Expen ses s ha ll not include any expenses paid by any tenant directly to third parties, or as to which Lesso r is otherwise reimbursed by any third pa rty, other te nant , or insurance proceeds.

4.3 Payment. lessee shall cause payment of Rent to be received by lessor in lawful money of the Un ite d States, without offset or ded uction (exce pt as

I specificallyitted in this Lease), on or before the day on which it is due. All r::Ronctilqt arA011nts df?I! bo re, 1Rdtd to tl:ia Reara-twl:lole dollar In the event that any all b ade to lessor pursuant to Paragra ph 58 at it s address state d herein orto such other persons or place as Lessor may from time to time

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designate in writing. Accepta nce of a payment which is less than the amount then due shall not be a waiver of les sor's  rights to the  balance of such Rent, regardless of lessor's endorsement of any check so stating . In the event that any check, draft, or other instrument of payment given by less ee to less or is dishonored for any reason, les see agrees to pay to Lessor the sum of $25 in addition to any late Charge and lessor, at Its option, may require all future Rent be paid by cashier's check. Payments will be applied first to accrued late charges lf:ld 1tt;irA1•/£ fQgc, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any othe r outstanding charges or costs.

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S. Security Deposit. lessee shall deposit with l esso r upon  execution  hereof  the Security  Deposit as security for lessee's faithful  performance of  its obligations under this lease. If lessee fails to pay Re nt , or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the fut ure , and / orto reimburse or com pensate Lessor for any liability, expe nse , loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit , Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to resto re said Securltv Deposit to the full amount required by t his le ase. If the Base Pont lrcmarns

s;l1a1ring tl:le toF,fl of 1iRis lzeass, l.16'H iil:lall, 11pgn uritten Feqwes1i fFo lz:gs1;sr, r.ts,..;r51i 1uh1iitianal FRliilAiGc with bosser li9 drnttl::ia tio1ial 1J:Ro1.1r:1tof til::io ioc.wFit,,• [;IBFl&ilt

,hall at all t:ii;;iu laartho nR=ie i;mportion to 1il::ie ini;;ra1GGGI ia,o Rant ;1; the inithl Sec:11rity Cepocit lotors 1io thg initial Saca Rant Shou ld the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or ass ig nee , lesso  r shall  have the  right to increase the Security Deposit to the extent nece ssa ry, in Lesso r's reasonable judgment, to account for any increased wear and tear that the Premi ses may suffer as a resolt thereof. If a shangg •n

,ontf:4.1 gf b&Ei99 Q&s 1rs r.t 1riRR thir bH&a and f.Qllo'Hing ,ucl=I ,1:!anga t,t.,a finaR,i1I ,an;lit:igR ef L,g"gg ic, in bG&£QF ' t Faa£snaklaj11dgFRont, ,ignifi,antl; rgs;l1,1csi.t, Leuga

,h1B dcpocit ,,,cl::! ad.fit:i;,1=131 r.:i;rnie, ..,ith l..o"or a, chaII be G11 ,;iont tg ;111n tl:ie }oc,rrity Cepsclt to boat a ;or.:irr:er;iilly r:01nm1blo la>!QI ba,gd en "1cl::i ;hango iA finq;ial canr.tltlon lessor  shall  not  be  required  to  keep the  Security  Deposit separate  from its general accounts.  Within 90 days after  the expiration  or  termination  of this Lease, Lessor shall return that portion of the Security De posit not used or applied by Lessor and bessersl=lall w sn ritli@n F@5!West provide lessee with an accounting showing how that portion of the Security Deposit  that was not  returned  was  applied.  No  part of  the  Security  Deposit sh.ill be  considered  to  be held  in trust, to bear interest orto be pre payment for any monies to be paid by Lessee und er this lease . THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH'S RENT.

6.	Use.

6.1Use. Lessee shall use and occupy the Premises only for the Agreed  Use  ,  or  any other legal  use  which  is reasonably  comparable thereto, and  for no other purpose. Lessee shall not  use or  permit the  use of  the  Premises in  a  manner  that ls un la wfu l,  creates damage,  waste or a  nuisance, or  that disturbs  occupants of or causes damage to neigh boring premises or properties. Other than guide, signa l and see  ing eye dogs ,  lessee shall not  keep or  allow in the  Premises any  pets, an ima ls , birds, fish, or reptiles. Lessor sha ll  not  unreasonably  withhold or  delay its consent to any written request for a modification  of the  Agree d  Use, so long as  the  same will not impair the structural integrity of the Building or the  mechanical  or electrical syste ms  therein, and/or  is not  significantly  more burdensome  to the  Project.  If  Lessor elects to withhold consent, Le sso r shall within  7 days  after such  request give written  notification  of  same, which  notice  shall  include  an  explanation  of  lessor's objections to the change in the Agreed Use.

6.2	Hazardous Substances .

(a)Reportable Uses Require Con sent . The term "Hazardous Substance,. as us ed in th is Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or In combination with other mater ia ls expected to be on the Prem ises, is either: (i}

potentially injurious to the public health, safety a.c....walfa.ce the environment or the Premises, (ii} regulated or monitorl!d by any governmental authority, or (iii)

classified or considered to be hazardous, toxic, or dangerous under any Applicable Law relating to the health or safety or persons on the Premises or in the Project a ba&ic tsr fi'91i8At:ill liability of bO££OF1iO •n, SQ @FRR10Rtll ilQEIR&) orthir;I pi   1a1nder an, applis;;aQlo c1iatwie

Gr &0 R10R  IJwtlllooP;  Haza   rdou s  substances sha ll include  ,  but   not   be  limlted  to,  hydrocarbons, petroleum, gasoli ne, and/or crude oil or  any   products,  by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Haza rdou s Substances without the express prior written consent of Lessor and timely compliance (at Lessee'   s e xpense) with all Applicable Requirements. 11Reporta   ble   Use" shall mean (i) the installation or use    of any above or  below ground  storage  tank, (ii)  the generation,  possession, storage ,  use,  tra ns portation , or  dis posa l of a  Hazardous Substance  that  requires a  permit from , or with respect to whic h a re port, notice, registration or business plan is required to be filed with, any governme nta l a uthor  it y,  and/or (iii)  the  presence  at the Premises of  a  Hazardou    s  substance with  respect  to which  any Appllcabte  Requirements  requires  that a  notice be given to  persons entering  or occupying the   Premi ses or neighboring  properties.  Notwithstanding the  foregoing,  Lessee may  use  any  ordina ry and  customary  materials  reasonably  required to be  used in  the  normal course of the  Agreed Use,  ordinary office supplies    (copier toner,  liquid pape r, glue, etc,) and  common  household  cleaning materials, so  long as  such use is  in compliance  with all Applicable Requirements, is  not  a  Reportable  Use, and  does  not expose the  Premises  or  neighboring  property  to  any  meaningful  risk  of  contamination  or  damage or expose Le sso r to any liability therefor. In add itio n, Lessor may condition its consent to any Reportable Use upon receiving such additional assurance s  as  Lessor reasonably deems necessary to protect itse lf, the publ ic, the Premises and/or the environment against damage, contamina tion, inj ury and/or liab ility, including, but not limited to, the installation (and removal on or before Lease e>Cpiration or termination) of protective modifications (such as conc ret e encasements) and/or increasing the Security Deposit.

(b)Duty to Inform Lessor. If Lessee knows, or has reaso nab le cause to believe,  that a  Hazardous Substance has come to  be located  in,  on,  under  or about the Prem ises ,  other than as previously  consented to  by Lessor,  Lessee shall immediately give written  notice of such  fact to  Lessor, and  provide  Lessor with  a co pyof any report , notice, claim or ot her documentation which It has concerning the presence of such Hazardous Substance.

(c)	Lessee Remed iation . Lessee shall not cause or permit any Hazardou s Substance to be spilled or released in, on, und e r, or about the Premises

(including through the plu mbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigato ry and/or remedial action reasonably recommended, whether or not formally ordered or required, for the deanupof any contamination of, and for  the  maintenance, security and/or monitoring of the Premises or neighboring prope rties , that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this lease, by or for lessee, or any third party .

{d} Lessee Indemnification. lessee shall indemni fy, defend and hold Lessor , its agents , emplo yee s, lenders and ground lessor , if a ny, harmle ss from and

I against any and all loss of rents and/or damages, lia bilities, judgmen ts, claims, expenses, penalties, and reasonable and actual attorneys' and consultants' fees arising out of or Involvi ng any Hazardous Substance  brought  onto the  Premises by or  for  lessee  ,  or  any third  party (provided,  however, that Lessee  shall  have  no liability under this Lease with respect to underground migration  of  any  Hazardous Substa nee under  the  Premises  from areas outside  of the  Project  not caused  or contributed to by Lessee}. Lesse  e's  obligations shall include,  but not  be limited to, thl!effects of any contam  inatio n  or  injury to  person, property  or the  environment create d or  suffered  by  Lessee   , and   the    cost of  inves tigatio n,  remo val,  remed iation, restoration and/or abatement, and shall survive the expiration  or  termination of this Le ase .  No termination, cancellation or  releas   e  agreement  entered into by Lessor and  Les  see   shall  release le ssee from  its obligations  under th is Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(el   lessor  Indemnification.  Except  as  ot he rwise   provided  in  paragraph 8.7, Lessor  and  its  successors and  assigns shall Indemnify,  defend ,  reimburse and ho ld Lessee, its employees and lenders, harmless from and against any  and  all  environmental  damages,  including  the  cost of  re med ia tion,  which  are  suffered  as  a direct result of Hazardous Substances on the Prem ises prior to Lessee taking possession or which are caused by the  gross negligence or willful miscond  uct  of Lessor,  its agents or emplo yees. Lesso r's ob lig ation s, as and when required by  the  Applicable Req  uirements  ,  sha ll include,  but  not  be  limited to,  the  cost of investigation, removal, remediati o n, restoration and/o r abatement, and shall survive the ex pirat1o n or te rmina tio n of this Le ase .

{f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures require d  by governmental entities having jurisdiction with respect to the existence of Hazardou s Substances on the Premises prior to the Lessee takin g possess io n, unless such remediation measure is required as a result of l essee' s use (includlng 11Alte rations", as defined in paragraph 7.3(a) below) of the Pre mis es,   in which event Lessee shall be responsible for such payment. Lessee shall coo perate fully in any such activ itie s atthe req ue st o f Lessor , including allowing le sso r and Lesso r's ae:ents to have re aso nable access to the Premise s at reasonable times in order to carrv out Lessor's Investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition  (see  Paragraph 9.l(e)) occurs  during the  term of this lease, unless  Le ssee is  legally responsible ther efo r (in which case Lessee shall make the inves tigation and remed  ia tio n thereof required  by the  Applic ab le  Requirements and  this Lease shall cont1nu e in full force and effect, but subject to lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Les s or's option, either (I) Investigate and remediate such Hazardous Substance Cond ition, if required, as soon as reasonab ly possible at  Lesso r's ex pe nse , in  which event this Leas  e  shall continue in full force and  effect, or  (ii) If the es  timat ed cost to  remediate such  con di tion  exceeds 12  times the  then monthly  Base  Rent or $100,000, whichever is greater, give  written   notice to  lessee  , within 30 days afte r receipt by Lessor of knowle  dge of  th e  occurrence  of  such Haz ard o us  Substance Condition,  of  Lessor's desire  to  terminate  this lease as of the  date 60 days fol lo wing the date of such notice. In the event Lessor elects to give a termination  notice, Lessee  may, within  10 days thereafter,  give written  notice to  Lessor of Lessee's commitment to pay the amount by which the cost of th e remediation of such Hazardous  Substance Condit1on  exceeds  an  amount  equal to 12  times the  then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide lessor with said funds  or satisfactory assurance  thereof  within  30 days following  such commitment.  In such  event,  this Lease   shall continue  in full fo rce  and  effect, and  Le ssor   s hall proceed to  make such  remediation as soon  as reasonab ly  possible after the required funds are available. If Lessee does not give such notke and provide the required funds or assurance thereof within the time provided , this lease shall

f the date specified in Lesso r's notice of term ina tion .

Lessee's Compliance with Applicable Requirements. Except as  otherwise provided  in thls Lease, lessee shall, at  lessee's sole expense, fully, diligently and  mann er, materially comply with all Applicable Re quire ment s, the requirements of any applicable fire insurance underwriter or rating bureau, and the

ecommendations of Lessa   r1s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all  permits and other documents , and other information •ev idenc ing Lessee 's compliance with any Applicable Requirements specified by Lesso r, and shall immediately upon receipt, notify Le sso r in writing (with copies of any documents involved} of any threatened or actual claim, notice , citation , warning, complaint or report pertaining to or involving the failure of lessee or the Premises to comply with any App1icab Requirements. likewise, Lessee shall immed iate ly give written notice to Lessor of: (i)

any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii} any mustiness or other odors that might indicate the presence of mold in the Premises.

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6.4 Inspection; Compliance. Lessor and Lessor's "Lender" {as defined in Parasraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of .an emergency, and otherwise at reasonable times after 24 hours' notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this lease. The cost of any such Inspections shall be paid by lessor, unless a violation of Applicable Requirements, ora  Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is

I reasonably related to the violation or contamination at the Premises caused by Lessee. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSOS) to Lessor within 10 days of the receipt of written request therefor. Lessee ac kn ow le dges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially causP! lessor to incur costs not contemplated by this lease, the extent of which will be ext remely difficult to ascertain. Acmrd!ogly sho11ld the I essee fail to a!law s11cb iaspectioos aod(or testing in a tirnehr fashion the Base Rent shall be a11tomatically iocreased wltbo,,t iRI/ req11irement for Rotica to I essss bi/an arno1mt 1q112I to 10:½ of tl:ietl:ien existing Aase Rent or $100, whicl:ieuer irsrtater forthe mmainderto tho I oHe

The Parties agree that s1:ch increase in Aase Rent represents fair and r:easonable compensation foe the additional rirk./-oorts that I essorwill inc,,c b.y reason of I essee's failure to allow swb inspection and(or testins swb Increase In Base Rent shall in no eueot cons:Ntl!tc a wahrer of I essee's Oefa11lt or Aceach with cespectto rncb bi111ro nor pPi11ronttbe exer:cis, of any of tl:iv otber rightr and re5'<ledies &GZnted hero1.1nder

7.	Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.
7.1	Lessee's Obligations.

{a) In General. Subjectto the provisions of Paragraph 2.2 !Condition), 2.3 {Comp liance) , 6.3 ILessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 {Damage or Destruction), and 14 {Condemnation), lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises rP!quiring repa irs , o r the means of repairing the same, are reasonably or readily accessIble to lessee, and whether or not the  need  far such  repairs occurs as a result  of Lessee's  use, any prior use, the elements or the age of such portfon of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Parasraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required b-y Parag raph 7.l(b) below.  lessee's obligations  shall include resto rations,  replacements or  renewals when  necessary to  keep the  Premises and all impro ents thereon or a part thereof  In good order, condition and state of repair:

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{b)  SeNlce Contracts.  lessee  shall, at  Lessee's  sole expense,  procure and  maintain  contracts, with  copies to  Lessor,  in  customary  form and  substance for, and with contractors specializing and experienced in the maintP!nance of the  followlng equipment and  improvements,  if any, if and  when installed  on  the  Premises:  (ii HVAC equi pment, (iii boiler and pressure vessels, and (iii) clarifiers. However, Lessor reserves the rig ht, other than with respect to the HVAC equipment, upon notice to Lessee, to procure and maintain any or all of such service contract s, and lessee shall rP!imburse Lessor , upoo demand , for the cost

thP!reof.

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{c) Fallure to Perform. If Lessee fails  to  perform  lessee's obligations  under this Paragraph  7.1, lessor  may enter upon  thP! Premises  after 10 days'  prior written notice to Lessee (except in the case of an emergency, In which case no notice  shall  be  required),  perform such  obligations on  Lessee's  behalf, and  put the Premises in good order, condition and repair, and lessee shall promptly pay to lessor a sum equal to l l <UJ.5.% of the cost thereof.

(d} Replacement.  Subject to  Lessee's Indemnification of  Lessor as  set  forth in  Paragraph 8.7  below, and  without  relieving lessee of  liability  resulting from Lessee  1 s failure  to exercise  and  perform  good  maintenance  practices,  if an  item described  in  Parasraph  7.l(b) cannot be repaired  other than  at a cost  which is in excess of 50% of the  cost of  replacing  such item,  then such  item shall  be  replaced  by  Lessor, and  the   cost thereof  shall be prorated  between the  Parties and  Lessee shall only be obligated to pay, each month during  the  remainder  of the  term of this  Lease, on  the  date an  which  Base  Rent is due,  an amount  equal ta  the  product of  multiplying the cost of such replacement by a fraction, the numerator of which is one,  and the  denominator of  which  is 144  (iP!. l/144th of  the  cost  per month).  Lessee shall  pay Interest on the unamortized balance but may prepay Its obligation at anytime.

7.2	lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1

(Lessee 1 s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject  to  reimbursement  pursuant  to  Paragraph  4.2, shall  keep in good  order, condition and repair the foundations, exterior walls, structural condition of interior  bearing walls, extP!rior  roof, fire  sprlnkler system, Common  Area fire  alarm and/or smoke detection systems, fire hydrants, parkins lots, walkways, parkways, dr iveways, la ndscap ins, fences, signs and utility systems  serving the  Common  Areas and  all parts thereof, as well as providing the services for  which there  Is a Common  Area Operating  Expense  pursuant to  Paragraph  4.2.  Lessor shall  not  be obligated  to  paint the exterk>r or interior surfaces of exterior walls nor shall lessor be obligated to maintain, repair or replace windows , doorsor plate glassof the Premis es .

7.3	Utility Installations; Trade Fi•tures; Alterations.

la) Definitions. The term "Ub1ity Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, llght1ng fixtures, HVAC equipment, plumbing, and fencing in or on thP! Premises. The term nrrade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing materlal damage to the Premises. The term "Alterations" shall mean any modification of the impro vements , other than Utility Installations or Trade Fixtures, whether by addition or de letio n, "Lessee Owned Alterations and/or Utility Installations" are- defined as Alterations and/or utility Installations made by lessee that are not yet owned by lessor pursuant to Paragraph 7.4(a}.

(b)Consent. Lessee shall not make arr; Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety sy;!,tems, do not trigger the requirement for additionzr I modifications and/or improvements to the Premises result1ns from Applicable Requirements, such as compliance with Title 24, and/or life safety systems, and the cumulative cost thereof during this lease as extended does not exceed a sum equal to 3 month's

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Base Rent in the aggregate ora sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written  approval of lessor.  Lessor  may, as a  precondition  to granting such approval,  require lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to lessor In written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: {i) acquiring all applicable governmental permits, (ii) furn lshing lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which co.sts an amount In excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a liP!n and completion bond in an amount equal to J.iO

125% of the estimated cost of such Alteration or Utility Installation aRdtar 1poR f OCGeo'c polrliing DR additional ier.uritt,i Co ocitu<it 1,,acsor

(c)Uens; Bonds. Lessee shall pay, when due, all clalms for labor or materials furnished or alleged to have been furnished to or for Lessee at or for;   use on the Premises, which claims are  or  may  be  secured  by any  mechanic's  or  materialmen's  lien against  the  Premises or  any interest  therein .  lessee  shall give  Lessor  not less than 10 days notice prior to the commencement of any work in, on or about thP! Premises , and  Lessor shall  have the  right to  post  notices of  non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee  shall, at  its sole expen.sP!  defend and  protect itself, lessor  and the  PremisP!S against  the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before thereof. If lessor shall require, Lessee

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7.4	Ownership; Removal; Surrender, and Restoration.

(a)OwNership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to  be the  ownP!rof all or any specified part of the lessee Owned Alterations and Utility I nsta ll ations . Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Le ase , become the property of lessor and be surrendered by lessee with the Prem ises .

(b)

Removal. By delivery to lessee of written notice from Lessor not earlier than 90 and not later than 30days prior to the  end of  the  term of  this lease, ire that any or all Lessee owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the ime all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

; Restoration. Lessee shall surrender the Premises by th4:?LSonDate or any earlier termination date, with all of the improvements,

parts and surfaces  thereof  broom  clean  and  free  of  debris,  and  in good  operating  order, condition  and  state of  repair,  ordinary  wear and  tear  excepted.  "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice.  Notwithstanding  the  foregoing  and  the provisions of  Paragraph 7.l(a), if the Lessee occup ie  s  the   Premises for 12 months or  less, then  Le ss  ee   shall surrender  the  Premises  in the  same condition as  delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear.  l essee  shall  repair any damage occasioned  by the  installa  tion,  maintenance  or  removal of

Trade Fixtures, Lessee owned Alterations and/or Utility l ns ta llations 1 furn is hings, and equipment as well as the remova l of any storage tank installed by or for Lessee . Lessee shall a ls o remove from the Premises any and all Hazardous Substances brought onto the Premises  by or  for  Lessee, or  any third  party {except  Hazardous Substances which were deposited via underground migration from areas outside of the Project) to  the  level  specified  In Applicable  Requirements.  Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by le ssee and may be disposed of or retained by lessor as Lessor may des ire . The failure by Lessee to timely vacate the Premises pursut1nt to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provis ions of Paragraph 26 below.

urance ; Indemnity.

Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor , pursuant to Paragraphs 8.2(b), 8.3(a) and

Ins 8.1

for e .

8.

3(b), shall be a Common Area Operating Expense . Premiums coincide with the corresponding Start Date or Expiration Dat policy periods commencing prior to, or extending beyond, the term of this lease shall be prorate

.d

to

8,2 liability Insurance.

{a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Ll!ssor as an additional insured against claims for bodily injury, persona I injury and property damage based upon or arising out of the ownership, use, occupancy or maintena nee of the Premises and all areas appurtenant thereto . Such insurance shall be on an  occurrence basis  providing single limit coverage in an amount not less than $1,000,000 per occurrence with an  annual aggregate of  not  le ss  than $2,000,000.  lessee shall add lessor as an additional  insured by means of an  endorsement at  least as  broad as the Insurance Service Organ ization's "Additiona l Insured-Managers or lessors of Premises" Endors e ment. The  p icy shall  not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liabillty assumed unde this Lease as an "Insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.

Lessee shall provide an endorsement on its liability policy(ies) which provides that Its insurance shall be primary to and not contributory with any similar insurance carrted by les sor, whose insurance shall be considered excess insurance on ly.

(b) Carried by Lessor. lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not In lleu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3	Property Insurance - Building, Improvements and Rental Value.

(a)

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Building and Improvements. lessor shall obtain and keep in force a policy or policies of insurance In the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the  full insurable  replacement cost of the Premises , as the same shall exist from time to time, or the amount required by any lender, but in no  event more than  the comme rcially  reasonable and available insu rab le value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by lessee notby Lessor.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage !except the perils of flood and tac eartbq112ke ,mless req11ired ht/ a I ender) Including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demo litio n1 reconstruction or replacement of any portion of the Premi ses as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provisk>n in lieu of any coinsurance clau se waiver of .su brogation, and inflation guard protection ca using an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U. S. Department of Labor Consumer Price Index for A.II Urban Consumers for the city nearest to whe re the Premises are located. If such insura nee coverage has a deductible clause, the deductible a mount shall not exceed $5,000 per occurrence.

(b)Rental Value. Lessor shall also obtain and keep in force a  policy or  policies in  the  name of  Lessor with  loss payable to  Lessor and  any Lender, insuring the loss of the full Rent for  one  year  with  an  extended  period  of  indemnity for  an  additional 180  days ("Rental  Value insurance").  Said  Insurance  shall contain  an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall  be  adjusted  annually to  reflect the  projected  Rent otherwise  payable  by lessee, for the next 12 month period .

(c)Adjacent Premises. Lessee shall pay for any incrl!ase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said Increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(d)Lessee's Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Le s see Owned Alterations and Utility  Installations unless the item In question has become the property of Lessor under the terms of this Lease.

8.4	Lessee's Property; Busjness Interruption Insurance; Worker's Compensation In surance .

(a)

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Property Damage. Lessee shall obtain and maintain insurance coverage on all of lessee's personal property, Trade Fixtures, and lessee Owned A.Iterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,0 00 J.,..000 per occurrence. Thi! proceeds from any such insurance shall be used by Lessee for the replacement of personal prope rty, Trade Fixtures and lessee Owned Alterations and Utility Installations.

{bl Business Interruption. Lessee shall obtain and maintain loss of income and  extra expense  insurance in  amounts c1s will  reimburse  Lessee  for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or  attributable  to  prevention  of  access to  the Premises as a result of such per ils .

(c)Worker's Compensation Insurance. Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements. Such pollcy shall include a 'Waiver of Subrogation' endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d)	No Representation of Adequate Cove rage. Lessor makes no representation that the limlts or forms of coverage of insurance specified herein are adequate to cover Lessee•s property, business operations or obligations under this Le ase .

8.5Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term .a "General Policyholders Rating" of at least A-, VII, as set forth in the most current is s ue of "Best's Insurance Guide", or such other ratin asmay be required by a Lender. lessee shall not do or permit to be done anything which Invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such Insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insuran ce. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to lesso r. Lessee shall, at least 10 days prior to the expiration of such policil!S, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is les s . If either Party shall fail to procure and maintaln the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6Waiver of Subrogation. Without affecting any other rights or remedies, lessee and Lessor each hereby release and relieve the other , and waive their entire right to recover damages against the other, for loss of or damage to its property aris ing out of or incident to the perils required to be insur ed against he rein . The effect of such releases and waivers Is not limited by the amount of i nsu rance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7Indemnity. Except for Lessor's gross neg lige nce or willful misconduct, Lessee shall inde mn ify, protect, defend and hold harmless the Prnm lsec , 1.essor and its agents, lessor 's master or ground lessor, partners and lenders , from and against any and all claims, loss of rents and/or damages, liens , judg me nts , pe nalties , attorneys' and consultants' fees , e)(penses and/or liabilities arisi ng out of, i nvo lvin g, or in connection with, a Breach of the Lease by Lessee and/or the useand/or occupancy of the Premises and/or Project by Les s ee and/or by Lessee 's employees, contractors or  Invitees.  If any action  or proceeding  Is brought against  lessor  by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory  to  Lessor and  Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8	Exemption of Lessor and its Agents from Liability. Notwithstanding the neg lige nce or breach of this lease by lessor or itsagents, neither lessor nor its agents shall be liable under any circumstances for: (ii injury or damage to the person or goods, wares, mercha ndise or other property of lessee, Lessee's employees, contractors, invitees, customers , or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to lessee's business or for any loss of income or profit the refrom. I nstead , it is intended that

Lessee ' s srecou rse in th e eve nt of s uch da mage s or inju ry be to file a cla im on t he i ns u ra nce polic y{ie s ) t hat Lessee is required to maintain pursuant to the of paragra ph 8.

ilo Provid e Insurance. Le s se e acknowledges that anyfailure on lt s part to obtain or maintain the Insurance required herein will expose Lessor to risks and  potentialtycause Lessor to incu r costs not contemplated  by this Lease  ,  the  extent of  which will be  extremely difficult  to ascertain.  Definitions.

(a} " Premises Partial Dam age" shall mean damage or destruction to the impro ve ment s on the Premises, other than

(bj "Premises Total Destruction" shall mean damage or destruction to the improvements on the Premises , other than Lessee owned Alterations and

Utility Installations and Trade Fixtu res, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month' s Base Rent. Lessor shall notify Lessee In writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Tota l.

(c)"Insured Loss " shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Insta lla tions and Trade Fixtures, which was caused by an event re quired to be covered by the insurance described in Paragraph 8.3(a), i rres pective of any deductible amounts or coverage limits involved.

(d)	"Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by lessor at the time of the oc currence to their condition existing immediately prior thereto, includlng demolition, debris removal and upgrading required by the operation of Applicable Re quirement s, and without deduction for depreciation.

{e) "Ha zardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contam ination by1 a Hazardous Substance, in, on, or under the Premises which requires rest o ra tion .

8.1

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Partial Damage- Insured Loss . If a Premises Partial Damage that is an Insured  loss occurs, then lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as  reasonabty possib andthis Lease shall continue in f ull force and effect ; prov ide d, however , that Lessee shall, at lessor's election, make the repair of any damage ordestructton the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any appllcable insurance proceeds avallable to lessee ona reasonable basis for that purpose. Notwithstanding the foregoing, lf the required insurance was not in force or the  Insurance  proceeds are not sufficient to effect such repa ir,  the  Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said re pairs. In the event, however, such shortage was due to the fact that , by reas.on of the unique nature of the improvement s, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage ln Insurance proceeds or to  fully restore the unique aspects of the  Premises unless Lessee provides Lessor with the funds to cove r same, or adequate assurance thereof, within 10 bus ness days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 business day period, the party respons ibl e for making the repairs shall complete them as soon as reasonably possible and this lease sha II remain i full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commerd a lly reasonable with Lessor paying any short.age in proceeds , in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial  Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any  such insurance shall be made available for the repairs if made by either Party,

8.2Partial Damage- Uninsured Loss . If a Premises Partial Damage that is not an Insured Loss occurs, unless caused  by a  negligent or willful  act  of  Lessee {in which event  lessee shall  make the  repa irs  at  Lessee's  expense), lessor  may either:   (I) repair  such damage as  soon  as  reasonably  possible  at  lessor's expense  (subject  to reimburs em ent pursuant to Paragraph 4.2}, in which event this lea se shall continue in full force and effect, or (ii} terminate this Lease by giving written notice to

I

Le ssee within 30 days after recei pt by Lessor of knowledge of the occurrence of  such damage.  Such termination  shall be effective 60 days following the  date of  such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 business days after receipt of the termination notice to give written notice to Lessor of Lessee 1 s commitment to pay for the repair of such damage without  reimbursement  from Lesso  r.  lessee sha ll  provide Lessor with said funds or satisfactory assurance  thereof  within  30 days after  making such  commitment.  In such  event  this lease  shall continue in  full force  and  effect, and  Lesso  r shall  proceed to make such repairs as  soon as  reasonably  possible  after  the  required  funds are  available.  If  Lessee does  not make  the  required  commitment,  this lease  .shall terminate as of the date specified in the termination notice.

8.3Total Destruction . Notwithstanding any other provision he reo f, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or  willful misconduct  of Lessee  ,  Le ss o r shall have the  right to  recover lessor's damages from Lessee , except as provided in Paragraph 8.6.

8.4	Damage Near End of Term. If at any time during the last 6 months of this lease there is damage for which the cost to repair exceeds one month's Base

I

Rent, whether or not an Insured Loss, Le ssor  may  terminate this  Lease effective 60 days following  the  date of  occurrence  of  such damage  by  giving a  written termination notice to Lessee  within  30 days  after the  date  of  occurrence  of such  damage.  Notwithstanding the  forego ing,  if  lessee  at that time  has an  exercisable option to  extend this Lease or to  purchase the  Prem  ises  ,  then  Lessee may preserve this Lease  by,  (a) exercising such option  and (b} providing  Lessor with any shortage

in insurance  proceeds (or  adequate assurance thereof)  needed to  make the   repairs on or  before the  earlier of {i)  the   date which is 10  business days  after Lessee 's

receipt of lessor's written notice purportin, to terminate this Lease, or  (ii) the  day  prior to  the  date upon  which such  option expires.  If  Lessee duly exer cis es  such option during such period and provides lessor with funds (or adequate assurance thereof) to cover any shortage In insuran ce procee ds, Lessor shall, at  Lessor's commercially reasonabl e expense, repair such dam;)ge as soon as reasonably possible and this Lease sha ll co ntinu e in full force and effect.  If Lessee falls to  exe rcise such option and provide such funds or assurance during such  period,  then this  Lease  shall  terminate  on the  date  specified  In  the  termination  notice  and  Lessee's option shall be extinguished.

8.5	Abate nt of Rent; Lessee's ft(!medies.

(a)Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which lessee's useof the Prem ises is impaired, but not to exceed the proceeds received from the Rental Value insu rance . All other obligations of Lessee hereunder shall be performed by Lessee, and lessor shall have no liability for any such damage, destruction, remed iation , repair or restoration except as provided herein.

lb) Remedies. Jf Lessor is obligated to repair or restore the Premises and does not commence,  in a substantial and  meaningful  way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or resto ration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Le ss ee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified In said notice . If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect  "Commen ce"  shall mean  either the unconditional au tho riza tio n of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

8.6Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g} or Parag raph 9, an equitable adjustment shall be made concerning ad vance Base Rent and any other advance payments made by Lessee to lessor. Lessor shall, in addition, return to  Les see  so  much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

9.	Real Property Taxes.

9.1De fin ition . As. used herein, the term "Real Property Taxes " shall include any form of assessment; real estate, general, special, Of'dinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes}; improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Le ss or   in the Project, Lesso   r1s right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the fu nds are generated with reference to the Project add ress . The term "Re al Property Taxes" shall also include any tax, fee,  levy, assessment or charge, or any increase there in: (i) imposed by reason of events occurring during the term  of this Lease, indudlng but  not limited to, a change  in the  ownership of the Project, (ii} a change in the  improvements thereon, and/or (iii) levied or asses sed  on machinery or equipment provided  by lessor to Lessee pursuant  to this  lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate taxyear shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

ent of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments in the calculation of Common Area Operating Expenses In accordance with the provis io ns of Paragraph 4.2.

nal Improvements. Common Area Operating Expenses shall not Include Real Property la xe s spe cified in the tax assessors records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of  such other lessees  .  Notwithstanding Paragraph 10 .2 hereof, Lessee s ha ll, however, pay to Lessor at the  time Common  Area  Operating  Expenses  are  payable  under  Paragraph  4.2,  the  entirety of  any increase in Real Property Taxes if assessed solely by reason of Alte  ration s, Trade Fixtures or Utility Installations  placed  up on the  Premises by Le ssee  or  at  Lessee's request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4	Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable pro portion of the Real

I

Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuatio_ns assigned int • asse sso r's work sheets or such other information as may be rea sonably available , which determination shall be made by

Lessor In good faith. Lasso r's rea£8Ril le &tatai:R=liRitlEIFI l=iero;Ji iR gee&t fait , liihiilll Be 89RSl1::1!fr•e.

10.5	Personal Property Taxes. Lessee shall pay prior to delinquency all ta xes assessed against and levied upon Lessee Owned Alterations and Utility

Insta llations , Trade Fixtures, furn is hings, equipment and all pers onal property of Lessee contained in the Prem ises  .  When  possible, Lessee shall cause  tts lessee Owned Altera tions and Utility Installations, Trade Fixtures, fu rnis hings , equipment and all other personal property to be assessed and billed se pa rate ly from the real property of Lessor. If any of Lessee's said property sha ll be  assessed  with  lessor'  s  real  property, lessee shall  pay Lessor  the  taxes attributable  to lessee's  property within 10 days after receipt of a written statement setting forth the taxes applicable to les see's prope rty.

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Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash dis posa l and   other utilities and services supplied to the Premises,

together with any taxes thereon . Notw it hs tand ing the provis ions of Paragraph 4.2, ifat anytime in Le sso r's re  as  o  n  a b } e.sola judgment,  Lessor determines that lessee Is using a disproportionate amount of wate r, electricity or other commonly metered utilities, or that le ssee is generating such a large volume of tr ash as to re quire an increase in the size of the trash receptacle and/or an increase in the number of times per month that It is emptied, then Lessor may increase lessee 's Base Rent by an amount equal to such Increased costs. There shall be no abatement of Rent and Lessor sha ll not be liable in any respect whatsoever for the Inadequacy , stoppage, int rruption or discontinuance of any utility or service due to riot, st rike, labor disp ute, breakdown, ac c ident , repair or other cause beyond le sso r's reasonable control or In cooperation with governmental request or directions.

Within fifteen days of Lessor's written request, Les s ee ag ree s to deliver to Lessor such information, doc ument s and/or authorization as Lessor needs in order for Lessor to comply with new or existing Applicable Requirements rela ti ng to co mmer cial building energy usage, ratings, and/or the reporting thereof.

11.	Assignment and Subletting.
11.1	Lessor's Consent Required.

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la) Lessee shall  not  voluntarllyor  by  operation  of  law assign  , transfer,  mortgage or  encumber (colle  ctive ly,  "as !.ignor  ass ignment  ") or  subl  et  all or  any part of Lessee 's intere st in this Lease or in the Premises without Le ssor's prior written consent ., which shall not be unreasonably withheld and further defined below.

(b)Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee sha ll constitute an assignment requiring consent. The t ransfer , on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)An assignment or sublettlng without consent shall, at Lessor's option, bea Default curable after notice per Paragraph 13.l (d),  or  a  noncurable  Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletti ng as a noncurab le Brea ch, Lessor may e it her :{i) terminate th is Lease  , or  (ii) upon 30 days written  notice , increase  the monthly Base  Rent to 110% of the  Base Rent then in effect.  Further,  in the  event of such  Breach and rental adjustment, (i) the purchase price of any option  to  purchase the  Premises  held  by  Lessee shall  be  subject to  similar adjustment  to  1100/4 of  the  price previously in effect, and (ii) all ffxed and non-fixed rental adjustments scheduled during the remainder of the Lease term  sha ll  be  increased  to 110%  of the  scheduled adjusted rent .

(d)	lessee's remedy for any breach of Paragraph 12.1 by Les s or shall be limited to compensatory damages and/or injunctive relief.

{fl Lessor may reasonably withhold consent to a proposed assignment or subletting if lessee is in Default at the time consent is requested,

(gl   Notwithstanding the foregoing,  allowing a de  minimis portion  of the  Premi se s, ie. 20  s quare feet or less , to  be  used  by a  third party vendor in co nnec tion with the Installation of a vending machine or payphone shall not constitute a subletting,

11.2	Terms and Conditions Applicable to Assignment and Subletting.

{a)     Regardless of Lessor   1s consent, no assignment  or subletting sha ll : (i)  be effective wit hout  the  express written assumption by such assig nee  or sublessee of the obligations of Lessee under this Leas e, (ii) release Lessee of any obligations he reu nde r, or (iii) alter the prima ry liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee,

(b)Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an ass ig nmen t. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppe l of Lesso r's right to exercise its remedies for Lessee's Default or Breach.

(c)	Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

Id} In the event of any Default or Breach by Lessee, lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of lessee's obligations under this lease, including any assignee or sublessee, without first exhausting Lesso r's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing , accomP<tnied by information re le vant to Lessor's dete rminati o n as  to  the financial and operational responsi bility and appropr iate ness of the proposed assignee or suble ss ee, including but not limited to  the  intended  use and/or  required modification of the Premises, if any, together with a fee  of  $500 as consideration  for lessor' s  considering and  processing  said request.  Lessee agrees to provide  Lessor wlth such other or addlttonal information and/or documentation as may be reasonably req ue sted. (See also Paragraph 36)

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(f} Any assignee of, or  su  essee under , this lease shall, by reason of accepting such assig nment. entering into such sublease, or entering  into possessio n of the Premises or any portion the reof, be deemed to have ass umed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as  are  contrary to  or inconsistent  with provisio ns of an assignment or sublease to which Les so r has s peci fically consented to in writing.

11.3	Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Le ssee of all or any partof the Premises and shall be deemed included in all subleases under this Lease whe t he r or not expressly incorporated there in:

(a] lessee  hereby assigns  and transfers to  Lessor all  of  Le ssee  's  interest in all  Rent payable  on  any sublease, and lessor  may collect such  Rent and  apply same toward Lessee'  s  obligations  under this Le ase ; provided, however ,  that until a Breach shall occur In  the  performance of  Lessee's ob ligations  ,  Lessee may collect said Rent.  In  the  event that  the amount  collected  by  lessor  exceeds lessee's  then  outstanding  obligations  any such  excess shall  be  refunded  to  Lessee.  l es sor  shall not, by reason of  the  foregoing or  any assignment  of such  sublease,  nor by  reason of  the  collection of  Rent, be  deemed liable to  the  sub lessee  for any failure of Lessee to perform and comply with any of  Lessee's obligations  to such  sublessee.  Lessee  hereby irrevocably  authorizes and  directs  any such  su blessee  ,  upon  receipt  of a written notice from Lessor stating that a Breach exist s in the performance of Lessee 's ob ligatio ns under this lea se , to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from les so r and shall pay all Rents to Lesso r without any obllgation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

{b) In the event of a  Breach  by  lessee  ,  Lessor  may, at  its  op tion,  require  sublessee to  attorn  to Lessor,  in which  event Lessor shall  undertake  the obligations of the subl esso r under such sublease from the time of the exercise of sa id  option  to the expiration  of such sublease; provided, however,  Lessor shall  no t  be liable for any prepaid rents or security de posit paid by such sublessee to such sublessor or for any prior De fau lt s or Breaches of such sub lessor.

(c} Any matter requ ir ing the consent of the sublessor under a sublease shall also require the consent of Lessor .

tdl No subtessee shall f urthe r assign or sublet all or any part of the Pre mises w it ho ut le ssor's prior written consent.

{e)  Lessor shall deliver a copy of any notice of Default or  Breach  by Lessee to the  sublessee, who shall have the  right to cure the  De fa ult  of Le s see  within the grace period, if any, specified In such notice. The sublessee shall have a right ofreimbursement and offset from and against Les s ee for any such Defaults cured by le ssee.

e ach; Re medies .

It; Brea ch. A " Defau lt" Is defined as a failure by the Le sse e to comply with or perform any of the terms. covenant s, co nditions or Rules and

Regulations  under  thi5 Lease.  A "Breach "  is defined  as  the  occurrence of  one  or  more  of the  following  Defau lts ,  and  the   failure of  Lessee to  cure such  Default within any applicable grace period:

(a) The vacating of the Premises where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential

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vandalism. For the avoidance of doubt, Lessee's vacating of the Premises or cessation of operations in the Premises shall not constitute a Default so long as Lessee complies with the other terms of this Lease.

(b)	The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance  or surety  bond, orto  fulfill any  obligation  under this  Lease  which  endangers  or threatens  life or property, where such failure continues for a period of 3 business days following written notice to lessee . THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHTTO RECOVER POSSESSIDN OF THE PREMISES.

(cl The failure of Lessee to allow Lessor and/or its agents access to the Premises as required by and in accordance with this Lease or

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the commisslon of waste, act or acts constituting public or private nuisance , artd/or an illegal activity on the Premises by lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal 21ctivity a second time then , the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

Id)The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements as required by the terms of this Lease, (ii) the service contracts as required by the terms of this Lease, (iii) the rescission of an unauthorized assignment or suble tti ng, (iv) an

Estoppel Certificate or financial statements, {v} a requested subordination, {vii evidence concerning any guaranty and/or Guarantor as required by this Lease.

(vii) any document requested under Paragraph 41, (viii) material safety data sheets (MSDS), or (ix} any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

{e} A Default by lessee as to the terms, covenants, condi tions or provisions of this Lease , or of the rules adopted under Parae:raph 2.9 hereof, other than those described in subparagraphs 13.l(a), (bl, (c) or {d), above, where such Default continues for a  period of 30  days after  written  notice; provided,  however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then  it shall  not be deemed  to be a Breach  if Lessee commences such cure within said 30day period and thereafter diligently prosecutes such cure to completion.

(fl The occurrence of any of the following events: (I) the making of any general arrangement or assignment  for the benefit  of cred  ito  rs;  (ii} becoming a "debtor" as defined in 11 U.S.C. § 101 or any succe ssor  statute thereto (unless,  in the  case of a  petttion filed  against lessee  , the  same is dismissed within  60 days); (iii) the appointment of a trustee or receiver to take posse-ssion of substantially all of lessee's assets located  at  the  Premises or  of  Lessee's interest  in this  Lease, where possession is not restored to Lessee within 30 days ; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the

Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that anyfinancial statement of Les s ee orof any Guarantor given to Les sor was materially false.

{h) If the performance of Lessee's obllgations under this lease is guaranteed  :  (i} the  death of a Guarantor, (ii) the  termination  of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, llil) a Guarantor's becoming Insolvent or the subject of a bankruptcy filing, (iv) a Gua ranto r's refusal to honor the guaranty, or {v) a Gua rantor 's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, wlt hin 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled  with the  then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13,2 Remedies. If Lessee fails to perform any of its affirmative duties or obliga tio ns , within 10 days after written notice (or in case of an emergency , without notice), lessor may, at its option, perform such duty or obligation on lessee's behalf, including but not limited to the obtaining of reasonably required  bonds, insurance policies, or govemmental licenses, permits or approvals.  lessee shall  pay to Lessor an amount equal to 115% of the  costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Bre-ach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)Terminate Lessee's right to possession of the Premises by any lawful means , in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination;

(ii)	the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the lessee proves could have been reasonably avoided; (iii) the worth at the  time of award of the  amount by which the  unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result theref rom , including but not limited to the  cost of  recovering  possession  of the  Premises, expenses of  reletting, including necessary renovation and alteration of the Prem ises ,  reasonable attorneys'  fees, and  that  portion of  any  leasing  commission  paid  by  Lessor  In  connection  with  this Lease a ppHcable to the unexpired  term of  this Le ase .  The  worth at the time of  award of the  amount referred  to in  provision  (Iii) of  the  immediate  ly  preceding sentence shall be computed by discounting such amount at  the discount  rate of the  Federal Reserve  Bank of the  District  within  which  the  Premises  are  located  at  the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's  Breach of thls  lease shall  not  waive Lessor's  right to  recover any  damages to which Lessor is otherwise entitled. If termination of this Lease Is obtained through the provisional remedy of unlawful deta iner 1 Lessor shall have the right to recover

In such  proceeding any  unpaid Rent and  damages as are  recoverable  t here in, or  Lessor  may reserve  the  right to  recover all or any  part thereof  in  a separate suit.  If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or q uit1 or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by  Paragraph 13.1and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall co ns titute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)Continue the Lease and Lessee ' s right to possess io n and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of  a  receiver  to  protect the  Lessor's interests,  shall not constitute  a termination of the lessee's right to possession.

(cJ  Pursue any other remedy now or hereafter available under the laws or judicial decisions of the  state wherein the  Premises are locat ed . The expiratio n or termination of this lea se and/or the termination of Lessee's right  to  posses.sion shall not  relieve  Lessee from liability under any indemnity provisions of this lease as to matters occurring or accruing during the term hereof or by reason of lessee's occupancy of the Premises.

13.3	fnduc2ment Recapture. Any agreement for free or abated rent or other charges, the cost of tenant improvements for lessee paid for or performed by

Lesso r, or for the giving or paying by lessor to or for Lessee of any  be retroactively recaptured by Lessor upon a Breach. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless speclffcally so stated in writing by lessor at the time of such acceptance.

13.4late Charges. Lessee hereby acknowledges that late payment by lessee of Rent will cause Lessor to Incur costs not contemplated by this lease , the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be Imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requ irement for notice to Lessee, Lessee shall immed iate ly pay to Lessor a one-time la t e c ha rge equal to 10% of each such overdue amount or $100, whk:hever is greater . The parties hereby agree that suchlate charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.

Acceptance of such late charge by Lessor shall in no event const1tute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutfve installments of Base Re nt, then notwithstanding any provision of this Lease to the contra ry, Base Rent shall, at Lessor 's o ption, become due and payable quarterly in advance.

13.5	Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest Is tpotential late charge provided for in les sor.

be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of lessor's obligation is such that more than 30days are reasonably required  for its  performance, then Lessor shall not  be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

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(b) Performance by lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue itto completion, then Lessee may elect to cure said breach at lessee's e)(pense and offset from Rent

115 % of the a,,wal and re.a, s Ralale cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to reimbursement from lessor for any such expense in excess of such offset. lessee shall document the cost of said cure and supply said documentation to Lessor.

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Con demnation . If the Premises or any portion thereof are taken  under the  power of  eminent domain or  sold under  the threat of  the  exercise of said  power (collectively "Condemnation"),  thls Lease  shall terminate as  to  the  part  taken  as of  the  date the  condemning  authority  takes  title or  possession,  whichever  first  occurs. If more than 10% of the floor area of the Unit , or more than 25% of the parking spaces is taken by Condemnation, Lessee may, at Lessee's option , to be exercised in writing within 10 business days after Lessor shall have given Lessee written notice of such taking  lor in the  absence of  such  notice, within  10  days after the condemning authority shall  have  taken  possession)  terminate  this  Lease  as  of  the date the  condemning  authority  takes such  possession.  If  lessee does not  terminate this Lease in accordance with the foregoing, this lease shall remain In full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that lessee shall be entitled to any compensation paid by the condemnorfor Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and lessee shall be entitled to any and all compensation which is payable therefor. In the event that this lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises c used by such Condemnation.

15.	Brokerage Fees.

15 l AdditioAal CDA1mi55lon In .addition to t.1:le pa)<R'lentr ov ad p:rm,aRtto 14rasrapb l 10 abg•ra, I osror agrees that• (a) if Lonee ewrciser any Option, {b} if Lonee or am,1one affiliated witb I osseo acq11lres from I essor ?N/ rights to the Brernisss orotber  premises owned blf  I error and located  witl:iin the  Project  c) if  I essee remains in possession of the Premises, with  the  consent  of I essor;  after the  expiration  of this  I ease  cc,d)  it  Base  Rent is increased,  mhetber bv aareernent or operation of an escab:ttoo cla11se herein, then I essor shall pay Brokers a fee in accordance with the tee scbed,,le of the Brokers in effect at the time the 1 ease was

15 2 AH l ■AipdoA of OhHptions Am,r b:n;er or transferee g,f Lea:sor's interest in this I ezse shall be doomed to ba1re ass11med I error's obligation bere11r:,der Amkerr shall be third party beneficiaries of  the  provisions  of  Daraenpbs  1  10, 15  22  and  31  If I essoc £ails to  pay to  Brokers  am/ amo,mts  d,,ear  andforbrokerage feilE pertaining tg tl:lis Lean ,ul:lsan dYe, 1il:len Gr:sl:i awe11Rtc shall ?:GGFI re lntonu;1i In additien, if Len;rbilr :t;g pay anv awn,:Rtc :to Lecseo•r iroker ucl:lan dYa, L.a;ne's Broker may a?Ad urritton n;tica tg I rror and Leccea of cir'.R faHt rm -nd If I escor hi's to pily ,, 1c:h ar::nc11nt; wi:thin l D d.ar;r af:ter nid notim, t arcee shall pay raid

l!RPAiar to its Broker end offset w+ amo,rntr aeainst Rent In addition, I en:ee'r Srokur sbal' be deemed to be a third party beneficiaPf of aR•/ commirrioA agreernert entered into by and½c behueeo I essocand I error'r Broker for the limited p11rpose of crllectine ?Pl/ brokerage fee rn1ced

15.3 Representations and Indemnities of Broker Relationships. Lessee and lessor each represent arid warrant to the other that it has had no dealings with any person, firm, broker, agent or finder (other than the Brokers and Agents, if any} in connection with this Lease, and  that  nooneother than said  named Brokers and Agents is entitled to any commission or finder's fee in connection herewith. lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.	Estoppel Certificates.

(a)Each Partv (as "Responding Party' ) shall within 10 business days after written notice from the other Partv (the "Requesting Party") execute, acknowledge and dellver to the Requesting Party a statement in writing  in form similar to the  then  most current  "Estoppel Certificate"  form published  BY AIR CRE, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)	If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance , and (iiiJ if Lessor is the Requesting Party> not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party 's Estoppel Certificate , and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In add itio n, Lessee acknowledges that anyfailure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which wlll be e>:tremely difficult to ascertain.

Accordineht sho11ld the  I essee fail to  exec,:te  andlocdelhcer  a ceq,1ested  Fstoppel Certificate in  a tirnelv fashion the  monthly  Base Rent shall  ho 21,tomattcally Increased  witbrn1t anv req11icernent foe notice to  I essee  h¥ an amount eq:,al to10% oftbe then existing Base  Rent oc $100  whichever is greater toe cemaindecof  the I ease TheDartias agreetl:lat s11rb increase in Bare Rent rapmlieAtr fair and masonable mn,pensation for the additional risk,lcosts tl:iat Le;sgrmill inc::r bv ruson of

I essee     1 s fail11re   to   pt01dde the Fstoppel Certificate   S11cb increase in Bart Rent shall in no eveotconstit11te .a waiver of I essee's Oe£a11ltcr Breach uritb respect to the failr ire to provide the Fstoppel Certificate nor pre11ent the exercise of any of the other rights a ad remedies granted here• mdec

(c)If Lessor desires to finance, refinance, or sell the Premises, or any part thereo f, Lessee and  all Guarantors shall within 10 days after written  notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial stat ments as may be reasonably required by such lender or purchaser, induding but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.

Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, If this is a sublease, of the lessee's interest in the prior lease. In the event of  a transfer of Lessor's title or Interest in the  Premises  or this lease, lessor shall deliver to  the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.

Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined .
18.	Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall In no way affect the validity of any other provision hereof.
19.	Days. Unless otherwise specifically indicated to the contrary, the word "days" as used In this lease shall mean and refer to calendar days.

20.Limitation on Uabllity. The obligations of Lessor under this lease shall not constitute personal obligations of Lessor, or its partners, members , directors, officers or shareholders, and Lessee shall look to the  Premises, and to no other assets of lessor, for the satisfaction of any liability of Lessor with respect to this Lease, a_nd     sha II not seek recourse against Lessor's partners , members, directors, officers or shareholders, or any of their personal assets for such satisfac tion .

21.	Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding  shall be  effective.  Lessor and  Lessee  each represents and warrants to  the  Brokers  that it has made, and 1s relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.	Notices.

23.1Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person {by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service E>:press Mail, with postage prepaid, or by facsimile transmission, or by email, and

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shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted at Paragraph 58 adiaGoRtto a P>i:t';', ,i9Aat11F1 OR shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute lessee's address for notice. A copy ofall notices to Lessor shall be concurrently nsmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2	te of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the or if no delivery date is shown, the po.stmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and ma ile d with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees ne)(t day delivery shall deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

23.3Options. Notwithstanding the foregoing, in order to exercise any Options (see paragraph 39), the Notice must be sent by Certified Mail (return receipt requested), Exp ress Mail (signature req uire d), courier (signature required) or some other methodology that provides a receipt establishing the date the notice was received by the lessor.

24.	Waivers.
(a)	No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee , shall be deemed a waiver of any other term,

cove nant or condition hereof , or of any subsequent Default or Breach by Lessee of the same or of any othe r term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)	The acceptance of Rent by Lessor shaH not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lesso r, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MA TTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

l5 Cis,lvnrns Posautlnglhe Natum Df a Rn! Estate Aoeno, Ralativnd:ilp

(a}     Wh■R &RtflFiRg iRte a Qiss11ssieR     itR a Fliliill &,ta1'ia ageRt regaFdiAg a Faal fil&:liat■1'ir:.R&aetlen, a bHSGilF er be&&H ,ho1,1ld irel'f1 the   gutsa1'i wRden;taAd

•1:iat rpe gf agliiRC'l i:elaUonchip OF r::1pr1c1Rtat;ioR It Ras •••ith tRe ageRt or:; JB,tRtc iR the tFaR&a&t:IGilR L.eccer:; ais:1d L.eccee asJmg,ecledge beiA& ad••iHd Jl/tl:iu iFgken iA thic tFaRca,ticn, ac follcwr•

Ii) !@& lU's 1,9eJ1tf. P es!!er's ag9Rt wRBer a llstiAg agreefflert it the bessoraets as the age111tfertl;te bessar en!:, Q bessor's age At or swl:!ageAt

utRe fella ulAg affirR1a e eBlieatier::i,• tJ:,e '"'9,; A fidweiaP, etu sf utR1est &il r:■, 1n1'iogrit;, hol'lestu ilRet le•;alv,i iR 9ealiRgs \I it:h the be&&er. W t e J.95See &IQ9 ttla l.1i"G&9r' !a) Qilie:ent e11u,ir;o s,f ea" nable ,kllls ilRB eare in por:f.EIFFF1aR,e gf tho ageRt', dutiar; (I;) Ad 1:t,. gf i:,gRoct an& fair dealiRg ?Rd 8""" f:.iitl:i (sl A dw:t;i 1'ie dic,l?Go all ta,tc kRo,uR W tl:io agent watoi:iallva cting tl:,a ••alwa 'ii'IF dociFilbllity gf tRe pFoperty tRat aFo not kRg11cn to, or:uitl:iiR the diligoRt at:teRt:IQR and

obrePcticn of, the Parties AA asent ic not obli5ated to re:1011 to either Party any confidential infuctRation obtained from tbe other Party111hich doer not imrohre the affirmatiue d1,ttes set forth above

Iii) lessees 4gent Ao agent cao agree to act as ageot Inc the I essee oolv IP these sit•,atioos the ageot Is not the I essor s ageol  e>ICD  i£ h1; agreement the agent mat; recebie compensation tar seprices rendered either In fs1!1 or In part from tbe  I essac  An agent  actin& onlu foe  a I essee  basthe  following atfinnatt:ee ob!lgations To the I essee• A fid1ician1 d11b1of 11trnoct care intesdty booarty and \olptty in dealings 1uitbtbe I essee I? the f erree andtbe I error- (a) Dilieentexeccise of rearonable skillc and cam in pcdormance  oftbe  agent's d11ties  (h  A dtW/ of honest  and fair dealing and gogd  faith  Jc) A d1rtytodlsclose all £acts knoum to the agent rnateriallv affecting the ml11e or desirability of the property that are not knoum to or within the di/igent attention and obseoration of the Parties

An aggnt ic not gbligated to Fe11&12I to elti:,gr Party any COARdontial ii:ifcrma:tign obtaiRed trnr:s:i the ,othu Party which does not in11ol1re the af:fii:r:Rati>re d:1tiec sot forth

(ii9 1gent Reorerentfnq Roth C error and/ erree A real estate agent, either acting direrth/ or thro1rgh  OP8  or  more  associate licenses,  can  legal  be theasent of both the I essor and the I essee in a transaction b11tonly with the knowledge and mnsent of both the I essar and tbe I essee In a d11al aeency sitr1ation the agent hu the fQUomiR8 affirrAatiuo obligation, to botl:i tl:,e Leuor and the  I usoa• (al A tid, "iaP/ dirty of :rtmost care,  intogi:iP;. bone&ti{ and  le-pit/ In the  deannas wltb eitl:ier I error or the I essgg (b) Other duties to  the  I eccor and  thg  I essee  as stated  above  in s11bpangnphc  (ii or pi)  !r  representtne  both  I escor and  t eccee,  the asent  mav  not, u•itbcrrt  the  express permission  of the   respacti,,e  Darty  dicclose tg  the  other Party mnfidentiaf  information, incl11dine   b1¢ not  limited to   bets relating

to eitbet I essee's or f essar's:financial  position  motivations  ba,:gainiog  position  or  other personal Information  that may imp?Ct  rent  inch1ding  I essor's  willingness  to accept a  rent  lacs  tbn  tho  listins  mqtor  1 esreo's 'l'illinenus  to  pay  rnt   g:reaterthan  tho  rent cffeccd   The  ■bou4  d11tier cf  the  agent  In a  r:caal estate tnncactioR   do not reli9'•e a I esscr or I essee from the rucponsibility to protect their own interests I error and f essee sbo1rld cai:ef,1lb; read all asreemertc to ass11re that they adcq1rateb12vpress their 11ndtITbndine  of the  transaction    0  real esbte  agent is a  person qrralified  to ad,,ice abo11t  real estate    If leeal  or  tax  advice is desired consr1lt

a Mmpatar:it prof.9rsigRal !lgtl:, L.o"or and L.essae ,t.1011ld rti:gr::igly sar:i,idgr obtairiRgtax 1dvi,e fi:oR' a WA'lpit0Rt r-rofauional bgc21.1ce tl:ie fede1al and ,tat& taK corsoq11en,or gf a t anca,Hor car be rnmplex and et11iye,t t;g ,h2A89

,bJ Brokers hmm no responsibilit¥witl:i cecpect to am/ dehtllt or breach hereof byeitber Party lhe Parties ■e me that nolanm,it m otl:,,r legal

'"'*'

proceeding imrohdng anv breach ofd11ty error orcm\ssioo cehting to this I ease m;ay be bro11gbt against Broker mace than one -;ear aftortbe Start Date and tb;at  the liabilit;c linch,diAg ,g1.1rtand attorAeyc' koc), of iilR'f irokerwlth r-ospect to anv s11cli lau" rit andtor: leoal pmreediRS shall Rot eMcoad ♦hik e F@ceitsod by S'lch Broker p11i:a;112nt to this I earn; prmrid:d, ho1e1e1•oi; tRat the tore5oin9 liR2itation or ea,h liimker's li2bilibJ shall ciot be applk;able to an•/ grosr nee;lisenco oi: willf1il r:niccond• ,ct of fl icb Broker

Ii.} besc;,r ?Rd busoo agF0S ta i @Rt:iP(ta lli:elsai:c ac "CeRfidel'l il" ii'RJ &er:RFR 1Ri,at:ioR gr iAfBFRl!a eR Ri"@R 9Fgkai. that is GBA51Sered br GUQl:ti Par-tyto tic con£id@Rtial

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. ln the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediatety preceding the e,cpiratton or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by lessor to any holding over by Lessee.

27, Cumulative Remedies.  No remedy or election hereunder shall be deemed  exclusive but  shall, wherever  possible, be cumulative with all other remedies at  law or in equity.

28.Covenants and  Conditions;  Construction  of Agreement.  All  provisions of this  Lease to  be observed  or  performed  by  Lessee are   both  covenants and  conditions. tn construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered  a  part of  this Lease.  Whenever  required  by the context, the singular shall include the plural and vice versa.  This Lease shall  not  be  construed  as if  prepared  by one  of the  Parties, but  rather according  to  its fair meaning as a whole, as if both Parties had prepared it .

29.Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.	Subordination; Attornment; Non Disturbance.

30.1Subordination. This Lease and any Opt1on granted hereby  shall  be  subject and  subordinate  to  any  ground  lease, mortgage,  deed of  trust, or  other hypothecation or security device Icollectively,  "Security  Device"),  now or  hereafter  placed  upon  the  Premises,  to  any  and  all advances  made on  the  security thereof, and to all renewals, mod ifications , and extensions thereof.  lessee agrees  that the holders  of any  such Security  Devices  (in this  Lease together  referred  to  as  "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease.  Any  Lender  may elect to  have  this Lease  and/o  r any  Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee  ,  whereupon this Lease  and  such  Options shall  be  deemed  prior  to  such Security De vice , notwithstanding the relative dates of the documentation or recordation thereof.

30.2Attornment. In the event that Lessor transfers title to the Premises , or the Premises are acquired by another  upon the foreclosure or  termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter Into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the elect1on of the new owner, this Lease will automatically become a new lease between lessee andsuch new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner sha!I assume all of Lessor's obllgations, except that such new owner shall not: (a) be liable for any act or omiss ion of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses wh ic h lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee 's subordination of this Lease shall be subject to receiving a commercially reasonable non•disturbance agreement (a "Non-Disturbance Agreement") from the lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Leas e, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a No n-Distur bance Agreement from the holder of any pre•existing Security Device which is secured by the Premises. In the

96467811689that  L    or  is unab toprov ide   the    Non-Disturbance Agreement within said 60 days,  then Lessee  may, at Lessee's option, directly contact lender and attempt e   r the execution and delivery of a Non-Disturbance Agre e ment.

,:;? Self-Executing. The agreements contained in this Paragraph 30 shall be effective with out the execution of any further documents ; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination , attornment and/or Non-Disturbance Agreement provided for herein.

31.	Attorneys' Fees. If any Party or Broker bring s an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare right s he re under, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit , whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing   Party" shall include, without limitation , a Party or Broker who substantially obta in s or defeats the relief so ught , as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim  or defense.  The attorneys'  fees award  shall  not be  computed in accordance with any court fee schedule, but shall be such as to fully re imbur se all attorneys' fees reasonably inc urred . In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred In the preparation and service of notices of Defau lt and consultations in conn ecti on therewith, whether or not a legal action is subsequentty commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

I

Lessor's Access ; Showing Premises; Repairs. Lessor and Lesso r's agents shall have the right to enter the Premises at any time, in the case of an emerge ncy, and otherwise at reasonable times after 24 hours prior notice for the purpose of showing the  same to prospective  purchasers,  or le nde rs,, and

I

making such alterations, re pair s, Improvements or  additions  to  the  Premises  as  Lessor  may deem  necessary or  desirable and  the  erecting,  using  and  maintaining  of uti lities, services, pipes and conduits through the Premises and/or  other  premises  as long as  there is  no material adverse  effect on  Lessee's  use  of  the  Premises.  All such activities shall be without abatement of rent or  liability to  Lessee.  Lessor and  Lessor's agents shall have the right to enter the Premises at any reasonable times after 24 hours prior notice to Lessee, during the last nine (9) months of the Term, to show the

Premises to prospective tenants.

33.Auctfons. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obllgated to exercise any standard of reasonableness in determining whether to permit an auction.

l

Signs. Lessor may place on the Premises ordinary "For Sale" signs at anv time and ordinary "For Lease" signs during the last 6 months of the term hereof. Except fo r.o rdinary "For Sublease" signs which may b. e placed only on _th e   rem ises,   Lessee shall not place any sign upon the  Project without Lessor's prior written consent , which shall not be unreasonable withheld, conditioned, or delayed. All signs must comply with all Applicable Req uirements .

35.Termination; Merger.  Unless specifically stated  otherwise  in  writing by Lessor,  the  voluntary  or other  surrender of this  Lease by  Lessee,  the  mutual  termination or cancellation hereof, or a termination hereof by Le s so r for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Prem ises ; p rovided , however, that Lessor may elect to continue any one  or  all  existing subtenancies.  lessor's failure  within  10  days  following any  such  event  to  elect to  the  contrary  by writte n notice to the holder of any such lesser interest, shall constitute Lessor ' s election to have such event constitute the termination of such Inte rest.

36.	Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Part y is required to an act by

f or for the other Pa rty, such consent shall not be unreasonabty wit hheld ,  conditioned or  delayed.  Lessor's actual reasonable  costs and expenses (including  but  not limited to arch itects' , attorneys', engineers' and other consultants' fees) incurred in the consideration of,  or  response  to, a  request  by Lessee  for  any Lessor  consent, including but not limlted to  consents to  an assignment,  a  subletting  or  the  presence  or  use  ofa  Hazardous  Substance, shall  be  paid  by  Lessee  upon  receipt of  an invoice and  sup porting  documentation  therefor.  Lesso   r's  consent to  any act, assignment or  subletting  shall  not  constitute  an ackno wledgment   that no Default or Breach by Lessee of this Lease exists,  nor shall  such consent  be deemed a  waiver of  any then existinc  Default or  Breach, except as  may be  otherv.1ise speclfically  stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Less o r at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably req ue sts the reasons for such dete rmina tio n, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

i:7 Guar,ntor

37 1 Execution Tbs G11arantocs if ?P'/ shall each exec11te a e112ranty in tbe form most recently p11b!ished 8¥ AIR CRF

37  2  Oef,a  ■lt It shall  consttt,,+e  a Peta, rlt oftbe  I essee 1£ any G1rarantor£ails or  refi1ses  ,,pan ceq,restto  provide•  (a) evidence of  tbe  exeC'1tion  of  the   e11araoty iRGl 1diRgtbe 111tbci:itl/ of the parb/ rigAine AA Gi111i:1Atoc's behalftg gbUeato ti111ranto as:id iR the cace of a mi:porete Gin:ai:.m:tor, a certified cop.,-/ eta i:esolr.,t:ign of itr boar:d of directors 111tborizine the rAakiRS of nicb e111ran:b;, (h) c,1rizmt  ftnanci1I  statements,  is)  ar  Estoppal  Gertificate,  or  (d)  writwn confirmation  tbattbe 9111renb/  is rtill in effect

38.

Quiet Possession. Subject t.o payment by lessee of the Rent and performance of all of the covenan ts , conditions and provisions on Les s ee's part t.o be observed and performed under this Lease , Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.	Options. If Lessee is granted any option, as defined below, then the following provisions shall apply.

39.1Definition . "Option° shall mean : (a) the right to extend or reduce the  term of or  renew this Lease or  to extend or reduce the  term of or renew any lease that Lessee has on other property of Lessor; (b} the right of first refusal or first offer to lease either the Premises or other property of lessor; le) the right to  purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2Options Personal To Original Lessee. Any Option granted to Lessee in this Lease ls personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original lessee and only while the origin al lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Le ase, a late r Option  cannot be exercised  unless the  prior Options have been validly exercised.

39.4	Effect of Default on Options.
(a)	Lessee shall have no right to exercise an Option : Ii) during the period commencing with the giving of any notice of Default and continuing until said

I

Default is cvred, (ii) during the  period  of time any Rent  is unpaid {without  regard to  wheth er notice thereof  is given  Lessee), or  (iii) during the   time lessee  is in Breac  h of this Le ase ., GilF (he) In +Ra uueAt that L.urroo ha, QeR siuer:, a :;,r FROF'i nc;,th;:o, gf cgpar?Jto Default, whether :;,r not the i;)afa, lltr aP1 cwrod, "'r.,,:ing tho 1;;, FRonth peFigd i A::1ediatal11 pre,mdiAS ti:10 atiordse gftho OptioR

{b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lesse e's inability to e,cercise an Option because of the provisions of Par graph 39.4(a).

(cl An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise

I

and prior to the commencement of the extended term or completion of the purchase, (i} Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof) and such failure to pay Rent is not cured within the applicable cure period or (ii) if Lessee commits a Breach of this Lease.

40.Sea.irlty Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Le ss ee, its agents and invitees and their property from the acts of third parties.

41.

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Reservations. lessor reserves the right: (i) to grant, without the consent or Joinderof Lessee, such easements, rights and dedications that Lessor deems necessary, {ii} to cause the recordation of parcel maps and restrictions, and (iii} to create and/or install new utility raceways , so long as such easements, rights, dications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Prem ise s by Lessee . Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rig hts , and Lessee's actual reasonable costs and expenses (including attorneys' fees) incurred in the consideration or signing of such documents shall be paid by Lessor upon receipt of an invoice and supporting documentation therefor.

42.

Performance Under Protest. If at anytime a dispute shall arise as to any amount or sum of money to be paid by one  Party to the  other under the  provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment sha ll not be regarded as a voluntary payment and there shall survive the right on the part of said Party to Institute suit for recovery of such sum . If it shall be adjudged that there

n  on the  part of said  Party to  pay such sum  or any  part thereof, said  Party shall  be entitled to  recover such  sum or so much there of  as  it  was not

A Party who does not initiate suit for the recovery of sums paid "under protest" within 6 months shall be deemed to have waived its right to

43.	Authority; Multiple Parties; Execution.

(a ) If either Party hereto ls a  co rporation, trust,  limited liability company, partnership, or  similar entity, each ind iv idua l executing this Lease on  behalf of such entity represents and warrants that he or she is duly authorized to exe cute and  deliver  this Lease on  its  behalf.  Each  Party  shall, within  30 days  after reque st, deliver to the other Party satisfactory evidence of suc h aut hor it y.

(a)	If t his Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severa lly liable hereunder . It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named lesse es, and Lessor may rely on the same as if all of the named lessees hadexecuted such doc ument .

{c) This lease may be executed by t he Parties in counte rpar ts, each of which shall be deemed an original and all of which togethe r shall constitute one and the same instrument.

44.	Conflict. Any conflict between the printed provisions of this lease and the typewritten or handwritten provisions sha ll be controlled by the typewritten or handwritten provisions.
45.

Offer. Preparation of this Lease by eit he r party or their agent and submission of  same to the  other Party  shall not  be  deemed an  offer to  lease  to the  other Party. This Le ase is not Intended to be binding until executed and delivered by all Parties hereto.

46.	Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. Ac lang as t l:!e 1 ele net ateriall\

,Rango bH H a'c e91igai:igni; Rara n'i'lu, benH agroe. to Jl,e ,w,R FOHvnalil& nen Rl!Ginot.1pt i:J11iHlific1tionr to tt:11& baa&o J& ay be p,aronabl, FO"WiFoS bi a Lendor

1 iA coAAGr.ticq 1uith tl:n obtaining of RCFFRil fiRaRcing or i:ofin11=11,iR:li cf the ProPli&Q&

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN Al,['{ ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes betwee n  the  Parties and/or Brokers arising out  of this Lease  attached to this Lease .

49.	Accesslblllty; Americans with Disabilities Act.
(a)	The Premises:

isj i not

; ,J_i have  not undergone an inspection  by a Certified  Access Specialist (CASp).  Note: A Certified  Acce ss  Specialist (CASp) ca n inspect  the subject premises and determine whether  the subject  premises comply  with  all of  the  applicable  construction-related accessibility standards  under  state  law. Although  state  law does  not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obta ining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tena nt , if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correc t violations of construction-related accessibility standards within the premises.

have undergone an inspection by a Certified Access Spedallst (CASp) and it was determined that the Prem ises met all applicable construction-related i!lCCessibillty standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep suc h report confidential.

have undergone an ins pection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agree s to keep such report confidentlal except as necessary to complete repairs and corrections of violations of construction related accessibility sta ndards .

In the event that the Premises have been Issued an inspection report by a CASp the lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this lease .

ib) Since co mp liance with the Amer ica ns with Disabilities Act (ADA) and other state and local acces si bi lit y statutes are dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the  event that Lessee's use of the Premises requires modifica tions or additions to the Premises In order to be in compliance with ADA or other accessibility statutes , lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSEIIIT THERETO. THE PARTIES HEREBY AGREE TI!AT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE TI!E INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO TI!E PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF TI!IS LEASE OR THE TRANSACTION TO WHICH IT RELATES. TI!E PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2 . RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, TI!E STRUCTURAl INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTI!ER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH TI!E LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties  hereto have executed this Lease at  the   place an    on the  dates spec1 d above their respective signatures.(:;/'/

On     2—13-19

A I R CR:

OPTION{S) TO EXTEND

STANDARD LEASE ADDENDUM

D ed:February 13, 2019

By and Between

Lessor:Lundy Associates. LLC

Lessee:	Qui c kL o g i c Corporation, a Delaware corporation, which is doi ng business in Ca l i f or ni a as Delaware Ouicklogic Corporation

PropertyAddress:2220   Lundy   Avenue,San Jose, Ca l i f o r ni a

(s tree t address, city, state , zip)

Paragraph: -"'5'"'4,..._

A. OPTION(St TO EXTEND:

lessor hereby grants to Lessee the option to extend the term of this Lease for l -- add iti o na l 3 6 -- month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

fi) In ordl!!!r to exercise an option to extend, Lessee mustgtve written notice of such election to lessor and Lessor must receive the same at least --'9 _

but not  more than       12months prior to  the  date that the option  period would  commence, time being of th e  essence.  If  proper no tifica tion  of the  exerc ise of an option Is not give n and/or rece ived, such option shall automatically expire. Options (lf there are more than one ) may only be exercised consecutively.

(ii)	The provisions of paragraph 39, Including those relating to lessee's Default set forth in paragraph 39.4 of th is Leas e, are conditions of th is Option.

(iii)) Except  for  the  provisions of this  Lease granting an  optio n or  options to  extend  the  term,  all of  the  terms and conditions of  this Lease except where specifically modified by th is option shall a pply.

liv) This Option is personal to the original Lessee , and ca nno t be assig ned or exe rcised by a nyone other than said or iginal Lessee and only while the original lessee is in full possess ion of the Premises and without the intention of therea fte r ass ig ni ng or suble tting.

(v)	The monthly rent for each month of the option period shall be calculated as follo ws, us ing the method{s) indicated below:

{Check Method(s) to be Used and Fill in Appropriate ly)

Co,t ofllol•s Adj11otA1o•tl•IICOI "I

OR ,f::ill iA COi a Dat0t)•

Con"IA=l'irt) tor (Fill in I lrbar Orea)•All Items (1982 1981 100) herein reterred to u "CRI"

CPI 11 (• 1111, ••

b+he rAontl:1ly S?Se Pont pavable IA ac::cor:daAco with paragraph 0 I a of thir 0ddonduA:1 rhall bg calc11lated ar foll01ers• the Bass PoAt &et forth IR paragraph

1 i sf '.'iRB 111 asl:!eBI l:ease, sl=lall l:ie FRYltiplled b, a fraGt:ieR 'libs R UR1'ii1Fatar sf hish shall L;s 'liha CPI ef tl::ie saleRdar FtlBFlt:h ::! ffl8Fl1'il=ls i,,rier te tRs FRenth •I &pil&i ail in paragraph o. 1 !   abeu, d   riRg     hish the a&ijbl&tn:ient iii te tak& o#a,t, ,nd tl:ie deAe>FRiAator sfwl:iiwh 1,hall b.   t • CPI of tl:t1 calei:,dar JROAth •ttRlaR le a FRantl::ic FJriorts

(cglect ORe}•

the first msnth of tha torw of tl:tit Laara a& set forth iR paragraph l 3 (11Base A1oRth") or•     ' (lzill iA Other "iilua 1>1oRtl:l")•The sttm co calc11latcd dull COR&titi,tc tRc ROW s:AOAthi\• iilase Rant hos:ouRdu, b11t iR RO ouoAt, dnll iRf c::cb ROW FROAU:1111 Bass RcAt bo lcu tRaA tl::la iilace Rant pa•1abla for the FR?n:tR irPtRediatsl,, precoding tbs r:er:it adj,1EtA:1eAt

I

aIA tfc:la e• e1t1tthe CQFRpila en and,(sr publi.;atien af tRe GPI sl::iall he ,raRsJerreEf 1:e an, et:l=lsrge erAFRental dep;utFRSRt er bwi:;at1 ei:ageR1ir ersRall l!le clicceAtim1ed, tReA the i1=1do11 n:10,t r1oarly tho nFRe J£   tl:io (;Ill rl:iall be :1•t• d to 1;1akQ c1.1ch •alc1.1latleA   Ir tho e••cntthatthlil Pai:t:icr cannet agrao OR ,,1,h JltorAa ••lil ir::icflilx, tbaA the rRattn rball be GI tbmittscl fur dccirii;:A to thil l\rRaricaR A rbitrat:ioR Association iA 1c,012;h Rea 111itR tl:to then ri lies of nicf ernciattor aRef tho docirioA of tba arbitrators shall ba biAdiAS 1:pan the partier Tho co,t of Eiilicf Arbitnrtion rhall be paid eq1,ally bvtha Dartior

• 11.

a.

Market Rental Value Adjustment(s) (MRV)

On (Fill In MRV Adjustment Date(s)) 4 / 15 /2 02 4 the Base Rent shall be adjusted to the ' Market Re ntal Value" of the property as follows:

1)	Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date . If agreement cannot be reached, within thirty days, then:

(a)lessor and Lessee shall immediately appoint a mutually acceptable a ppra ise r or broker to  establish the  new MRV within  th e next 30 days.  Any asso ciat ed costs will be split equally between the Parties, or

(b)Both lessor and Lessee   s hall eac   h immed iat e ly ma ke a reasonable determination of the MRV and s ubm it such determ ina tion1   in writing, to arbitration in acco rdance with the following provis io ns:

(i}     Within 15 days thereafter, Lessor and Lessee shall each select an independent third partyappraiser or: J   ; broker ("Consu lta nt 11 • check one) of their choice to act  as an  arbitrator (Note: the  parties may  not select either of the  Brokers that wasinvolved  in  negotiating  the  Lea  s e} .  The   two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii)The 3 arbi trator s sh a l l within 30 days of the appo i ntment of the third arbitrator reach a decision as to what the actual MRV for the Premises is , and whether Less or's or Le ss ee 's s ubmitted MRV Is the closest thereto. The de cisio n of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii))    If either of the  Partie s fails to appoint an arbltrator within  the  specified  15 days, the  arbitrator timely appointed  by one   of them shall  rea c h a decision on his or her own, and said decision shall be binding on the Part1es.

(Iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that Is NOT the closest to the actual MRV.

2)When determining MRV, the les sor, Lessee and Consultants shall co nside r the t er ms of comparable market transactions which s hall include, but not limited to, rent , rental ad justme nts, abated rent, lea se term and financ ial condition of te nants .

3)	Notwithstanding the foregoing, the new Base Rent sha ll not be Jess than t he rent payab le for the month Immediately preceding the re nt adjustment.

b.	Upon the establishment of each New Market Rental Va lue ;

1)	the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and

ADDENDUM TO STANDARD INDUSTRIAL COMMERCIAL MULTI-TENANT LEASE-NET

THIS ADDENDUM ("Addendum") is made by and between LUNDY ASSOCIATES , LLC, a California limited liability company ("Lessor"), and QUICKLOGIC CORPORATION, a Delaware corporation ("Lessee"), to be part of the certain  AIR Standard  Industrial/Commercial Multi-Tenant  Lease - Net dated _, 2019 (the "Lease Form") between Lessor and Lessee concerning the Premises located at 2220 Lundy Avenue, San Jose,  Santa Clara County, California. Lessor and Lessee agree that, notwithstanding anything to the contrary set forth in the Lease Form, the Lease Form is hereby modified and supplemented as set forth below. All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease Form, unless specifically defined herei n. In the event of any conflict between the terms ofthe Lease Form and the terms of this Addendum , the terms of this Addendum shall govern. The Lease Form and the Addendum shall be collectively referred to as the "Lease".

50.	Rent Schedule. Lessee shall commence paying Base Rent under the Lease on the Commencement Date, subject to abatement as set forth below.

Period	Monthly Base Rent
4/15/19 to 4/14/20	$31,413.20
4/15/20 to 4/14/21	$32,379.76
4/15/21 to 4/14/22	$33,351.15
4/15/22 to 4/14/23	$34,351.69
4/15/23 to 4/14/24	$35,382.24

•

Notwithstanding the foregoing, so long as Lessee shall not then be in default beyond applicable notice and cure periods, Lessee shall be entitled to a full abatement of Base Rent for the following periods of the  Term: 9/15/19 to 10/14/19, and 9/15/20 to 10/14/20.

51.

Agreed Use; Hazardous Substances  Disclosure.  Lessee may  use  the Premises for general  office,  research and development, laboratory, light manufacturing, warehouse, and shipping and receiving, and ancillary uses related thereto, and for no other purpose. Lessee's use of the Premises shall be in compliance with  all Applicable Requirements. Prior to executing this Lease (or concurrently with the execution  of the Lease), Lessee has completed, executed and delivered to Lessor a Hazardous Substances  Disclosure  Certificate ("Initial Disclosure Certificate"), a fully completed copy of which is attached hereto as Exhibit A to this Addendum and incorporated herein by this reference. The completed Hazardous Substances Disclosure Certificate shall be deemed incorporated into this Lease for all purposes, and Lessor shall be entitled  to rely fully on the information contained therein. Lessee represents that, as of the Commencement Date, the list of Hazardous Substances attached as Schedule 1 to the Initial Disclosure Certificate is a complete list of all Hazardous Substances that will be brought onto the Premises, and accurately represents the quantities of such Hazardous Substances to be brought onto the Premises.

52.

HVAC Maintenance. Notwithstanding anything to the contrary in the Lease Form, Lessee shall, at Lessee's sole cost and expense, maintain the HVAC system serving the Premises with a licensed HYAC contractor selected by Lessee. Lessee shall provide Lessor with a copy of the HVAC maintenance contract for Lessor's reasonable review and approval. Lessor and/or Lessor's representative shall have the right to enter the

Premises twice a year to inspect the HVAC system.

53.

Management Fee. Notwithstanding anything to the contrary in the Lease Form, any property management fee charged by Lessor to Lessee as a Common Area Operating Expense shall not exceed four percent (4%) of the annual Base Rent payable under the Lease.

54.

Audit of Common Area Operating Expenses. In the event Lessee disputes the amount of the Common Area Operating Expenses set forth in a statement (each, a "Statement") delivered by Lessor to Lessee, Lessee shall have the right, but not more frequently than once during any calendar year, at Lessee's cost, after thirty  (30) days prior written notice to Lessor, to have Lessee's authorized employees or agents insp ect, at Lessor's office (or Lessor's property manager ' s office) during normal business hours, Lessor's books, records and supporting documents concerning the Common Area Operating Expenses set forth in such Statement; provided, however, Lessee shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Common Area Operating Expenses set forth in any such Statement, unless Lessee notifies Lessor of such objection and dispute , and completes  such inspection,  and commences any audit within four (4) months immediately following Lessor's delivery of the particular Statement in question (the "Review Period"); provided, further, that notwithstanding  any  such  timely objection, inspection and/or audit, and as a condition precedent to Lessee's exercise of its right of objection, dispute , inspection and/or audit as set forth in this Section 54, Lessee shall not be permitted to  withhold payment of, and Lessee shall timely pay to Lessor, the full amounts as required  by the provisions of this Lease in accordance with such Statement. However, any such payment made by Lessee may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below.  In connection with any such inspection by Lessee, Lessor and Lessee shall reasonably  cooperate  with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Lessor's operation and management of the Building. If  after  such inspection and/or request for documentation, Lessee still disputes the amount of the Common Area Operating Expenses set forth in the Statement, Lessee shall have the right, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is  mutually approved by Lessor and Lessee (the "Accountant") to commence an audit of Lessor's books and records pertaining to Common Area Operating Expenses to determine the proper amount of the Common Area Operating Expenses incurred and amounts payable by Lessee for the calendar year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Lessor and Lessee. If  Lessor and Lessee cannot mutually agree as to the identity of the Accountant within ninety (90) days after Lessee notifies Lessor that Lessee desires an audit to be performed, then the Accountant shall be one  of  the  "Big  4" accounting firms, which is not paid on a contingency basis and which is selected by Lessee and reasonably approved by Lessor. If such audit reveals that Lessor has over-charged  Lessee, then within thirty  (30) days  after the results of such audit are made available to Lessor,  Lessor shall reimburse  to Lessee the amount  of  such over-charge. If the audit reveals that the Lessee was under-charged, then within thirty (30) days after the results of such audit are made available to Lessee, Lessee shall reimburse to Lessor the amount of such under charge. Lessee agrees to pay the cost of such audit unless it is subsequently determined that Lessor's original Statement which was the subject of such audit was in error to Lessee's disadvantage by five percent (5%) or more of the total Common Area Operating Expenses which was the subject  of such audit.  The  failure  of Lessee to object to any Statement and/or have the Accountant commence the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Lessee's approval of the  Statement  in question and the amount of Common Area Operating Expenses shown thereon. In connection with any inspection and/or audit conducted by Lessee pursuant to this Section 54. Lessee agrees to keep, and to cause all of Lessee's employees and consultants and the Accountant to keep, all of Lessor's books and records and the Lin fonnation  pertaining thereto and the results thereof, strictly confidential, and on therewith, Lessee shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Lessor may require prior to conducting any such inspections and/or audits.

55.

Condition of Premises. Notwithstanding anything to the contrary in the Lease Form, Lessor shall deliver all Building systems serving the Premises, including without limitation, the electrical, plumbing, fire sprinkler, lighting, HVAC, loading doors, and sump pumps, if any, to Lessee in good working condition, and Lessor warrants the same for the first sixty (60) days of the Term. Upon receipt of written notice from Lessee that any Building system is defective during such 60-day period, Lessor shall repair the same, at Lessor's cost.

56.

Tenant Improvements. Lessee shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount ofup to Twenty-Four Thousand One Hundred Sixty-Four and 00/100 Dollars ($24,164.00) (based on$ 1.00 per square foot in the Premises) to reimburse Lessee for the costs relating to the initial design and construction of Lessee's improvements which are permanently affixed to the interior of the Premises (other than specialty equipment or improvements) for which Lessee shall be solely responsible for cost thereof) (the "Tenant Improvements"). Lessee, through a contractor reasonably acceptable to Lessor, shall construct the Tenant Improvements, and there shall no supervision or construction management fee charged by Lessor. In no event shall Lessor be obligated to make disbursements pursuant to this Section 56 in a total amount which exceeds the Tenant Improvement Allowance. Lessee shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below). Notwithstanding anything to the contrary contained herein, any portion of the Tenant Improvement Allowance remaining after the date that is eighteen (18) months after the Commencement Date shall be forfeited by Lessee and, consistent therewith, shall not be available for use by Lessee, and Lessor shall have no further obligation to pay the same. Lessee may use the Tenant Improvement Allowance for Lessee's hard and soft construction costs, including without limitation, architect fees, permits, materials, labor and improvements to the Premises (the "Tenant Improvement Allowance Items"). The Tenant Improvements shall be constructed in accordance with Section 7.3 of the Lease Form. Lessor shall disburse the Tenant Improvement Allowance upon completion of the Tenant Improvements and Lessee's submission to Lessor of lien waivers from the contractor and its sub-contractors, and delivery of final permits and a certificate of occupancy. At Lessee's election, such balance of the Tenant Improvement Allowance may be paid in the form of a credit against Base Rent.

57.	Reduction of Security Deposit.

(a)Notwithstanding anything to the contrary provided herein, so long as Lessee is not in default of Lessee's obligations hereunder beyond applicable notice and cure periods, and so long as Lessee has a positive EBITDA margin over the prior two financial quarters (as evidenced by financial statements delivered by  Lessee  to Lessor at least five (5) business days prior to the first day of the month in which the abatement is to occur), the amount of the Security Deposit listed in Section 1.7(c) of the Lease Form shall be amended and reduced by an amount equal to Thirty Seven Thousand Four Hundred Eighty and 37/100 Dollars ($37,480.37) on the first day of the 25th month of the Term. At Lessor's election, such reduction may be given to Lessee in the form of a  credit against Rent for the 25th month of the Term.

(b)Notwithstanding anything to the contrary provided herein, so long as Lessee is not in default of Lessee's obligations hereunder beyond applicable notice and cure periods, and so long as Lessee has a positive EBITDA margin over the prior two financial quarters (as evidenced by financial statements delivered  by Lessee to Lessor at least five (5) business days prior to the first day of the month in which the abatement is to occur), the amount of the Security Deposit listed in Section l.7(c) of the Lease Form (as such amount may already be reduced during the 25th month of the Term in accordance with the terms of Paragraph 57(a)) shall be amended an amount equal to Thirty Seven Thousand Four Hundred Eighty and 37/100 Do ($37,480.37) on the first day of the 37th month of the Term. At Lessor's election, such reduction may be given to Lessee in the form of a credit against Rent for the 37th month of the Term, and after such reduction, the Security Deposit shall equal Thirty Seven Thousand Four Hundred Eighty and 47/100 Dollars ($37,480.47) for the remainder of the Term. For the avoidance of doubt, in the event the Security Deposit is not reduced during the 25th month pursuant to Paragraph 57(a), Lessee shall still be entitled to a $37,480.37 reduction in the Security Deposit during the 37th month of the Term pursuant to and in accordance  with the terms and conditions of this Paragraph 57(b).

58.	Notices and Rent Payments. All notices given under the Lease shall be sent to Lessor and Lessee at the following address:

Lessor:

Lundy Associates, LLC 4 Navajo Place

Portola Valley, CA 94028 Attention: Patty Turnquist

Lessee:

The Premises

All payments of Rent and payment of the Security Deposit shall be made by wire transfer to Lessor pursuant to the wiring instructions for Lessor's bank (First Republic Bank), which may be changed by Lessor on no less than thirty (30) days' written notice to Lessee.

59.

Option to Extend. Lessee shall be granted one (1) option to extend the lease for an additional three (3) years, in accordance with the terms and conditions of that certain AIRCR Option To Extend - Standard Lease Addendum attached to the Lease Form.

60.

Lessor Insurance. In addition to the insurance listed in Section 8 of the Lease Form, Lessor may, at Lessor's option, carry earthquake insurance and flood insurance in such commercially reasonable amounts as is customary for office bui Idings similar to the Building within the geographic area of San Jose, California, and Lessee shall reimburse Lessor for the cost of such insurance as additional Rent.

61.	Assignment and Subletting. The following provisions shall be added to Section 12 of the Lease Form:

A.Recapture Right. ln the event Lessor's consent is required for the sublease or assignment  of  any  portion of the Premises under the Lease, and Lessee requests such consent from Lessor to sublease or assign any portion of the Premises at any time during the Term, as may be extended, Lessor shall have the right to recapture such applicable portion of the Premises, and terminate the Lease as to such applicable portion of the Premises. Landlord shall have no recapture rights for a transfer pursuant to Section 61(C) below.

B.

Bonus Rent. Any excess proceeds over and above the Base Rent ("Bonus Rent") received by Lessee for a sublease or assignment to a third party shall be split 50/50 between Lessor and Lessee after Lessee deducts costs reasonably incurred by Lessee, including commission, brokerage fees, reasonable legal fees, improvement costs in connection with the proposed sublease or assignment.

C.Affiliate Transfer and Permitted Transferee.  Lessee may sublet all or a portion of the Premises or assign this Lease without the Lessor's consent  but with not less than (I 0) business days  prior written notice to Lessor (or if Lessee is precluded by applicable Federal laws or regulations from giving such prior notice, Lessee shall provide such notice within ten (10) days after the effective date of such sublease or assignment), to an Affiliate or a Permitted Transferee,  provided that such sublease or assignment  is not for the purpose of avoiding liability pursuant to this Lease and that the net worth of its assignee is at least equal to the net worth of Lessee as of the   date of this Lease. Lessee shall provide Lessor with a fully executed sublease or assignment at least ten (10) business days prior to the effective date of such sublease or assignment (or if Lessee is precluded by applicable Federal laws or regulations from giving such prior notice, Lessee shall provide such notice within ten (10) days  after the effective date of such sublease or assignment). "Affiliate" of Lessee means a person or entity "controlling," "controlled" by or under common "control" with Lessee. The words "controlling," "controlled" and "control" shall have the meanings given them under the Securities Exchange Act of 1934, as amended. For the purposes of the Lease, the term "Permitted Transferee" means (i) any company which purchases all or substantially all of the assets of Lessee, or (ii) any entity which acquires the stock or ownership  interest  in Lessee in connection with a merger, sale or consolidation.

62.	Damage or Destruction. The following provision is hereby added as Section 9.8 of the Lease Form: "In the event of damage or destruction to the Premises or the Project, Lessee waives the provisions of California Civil Code sections 1932(2) and 1933(4), and agrees that Lessee's remedies of the event of such damage or destruction shall instead be governed by the terms of this Lease."

63.

Holding Over. The following provision is hereby added to the end of Section 26 of the Lease Form: "In the event of any holding over by Lessee after the expiration or earlier termination of the Lease, then this Lease shall be a month-to-month tenancy and Lessee shall pay rent at the rate set forth in Section 26 of the Lease; provided, however, if Lessee does not vacate the Premises after written notice from Lessor then Lessor may evict Lessee from the Premises and recover damages including consequential damages caused by wrongful holdover. Lessee shall indemnify, defend and hold harmless Lessor for any loss, cost, liability, expenses, or damages suffered by Lessor (including reasonable attorneys' fees) resulting from Lessee's failure to timely vacate the Premises."

64.

Monument Sign. Lessee shall have right to individual signage at the Premises and the Project, and the exclusive use of the existing monument sign for the Project. All such signage shall be maintained by Lessor as part of its Common Area maintenance obligations; provided, however, Lessee shall reimburse Lessor for 100% of the cost of maintaining the monument sign. Notwithstanding the foregoing, Lessee's exclusive use of the existing monument sign for the Project shall be at Lessee's cost and expense, and subject to the terms and conditions of Section 34 of the Lease Form. All such signage shall be installed in accordance with Applicable Requirements.

65.

Furniture, Fixtures and Equipment. All furniture, fixtures and equipment (collectively, "Furniture") existing in the Premises as of the Commencement Date listed on Exhibit C attached hereto shall remain in the Premises, and Lessee shall have the use thereof during the Term at no additional cost. Upon the expiration or earlier termination of this Lease, Lessee shall return the Furniture to Lessor in good condition and repair, reasonable wear and tear excepted. Lessee shall accept the Furniture in its "AS-IS" condition, without any warranty as to the condition or serviceability.

66.

Site Plan of the Premises. Lessee acknowledges and agrees that the Site Plan of the Premises attached to the Lease Form is for reference purposes only, and is not to scale and should not be relied upon or used in connection with any improvements or alterations to be made by Lessee to the Premises or otherwise. Lessor makes no epresentations or warranties regarding the Site Plan or the accuracy thereof.

67.

Keys to the Premises. Lessee shall provide Lessor and Lessor's property manager (ifrequested by Lessor) with a set of all keys to the Premises, or, in the event Lessee installs a card key access system or similar access system, a set of card keys to the Premises.

68.	No Recordation. In no event shall Lessee record this Lease or any memorandum or short form thereof be recorded, and any violation of this covenant by Lessee shall be a default under the Lease.

69.	Rules and Regulations. Lessee shall comply with the rules and regulations attached hereto as Exhibit B during the Term of the Lease.

70.

Counterparts. This Lease may be executed  in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signatures and initials to this Lease created by the signer by electronic means and/or transmitted by telecopy or other electronic transmission shall be valid and effective to bind the party so signing. Counterparts may be delivered via facsimile or electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or echosign, etc.) and any counterpart so delivered shall be deemed to have been duly and validly delivered, valid and effective for all purposes and binding upon the parties hereto.  Each party  agrees to promptly deliver an execution original to this Lease with its actual signature and initials to the other party, but a failure to do so shall not affect the enforceability of this Lease, it being expressly agreed that each party to this Lease shall be bound by its own electronically created and/or telecopied or electronically transmitted signature and initials and shall accept the electronically created and/or telecopied or electronically transmitted signature and initials of the other party to this Lease.

IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE EXECUTED THIS ADDENDUM AS OF THE DATE SET FORTH ABOVE.

Les

By:

Its:

Lessee:QUICKLOGIC CORPORATION,

a Delaware corporation, doing business as Delaware Quicklogic Corporation

By: Its:

Date:

EXHIBIT A

HAZARDOUS SUBSTANCES DISCLOSURE CERTIFICATE

Lessee's cooperation in this matter is appreciated . Initially, the information provided by you in this Hazardous Substances Disclosure Certificate is necessary for the Lessor to evaluate your proposed uses of the Premises. If the Lease is signed by Lessee and Lessor, Lessee agrees to provide on an annual basis to Lessor an updated Hazardous Substances Disclosure Certificate if the information initially provided by Lessee in this certificate changes over the course of the Term of the Lease. Any questions regarding this certificate should be directed to, and when complet ed, the certificate should be delivered to the Lessor at the address set forth in the Lease:

Name of (Prospective) Lessee: QUICKLOGIC CORPORA TTON

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS SUBSTANCES

2.1

Will any Hazardous Substances (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Substances which continue to be used, generated , treated, stored or disposed of in, on or about the Premises.

Wastes

Chemical Products Other

Yes □ No D Yes □ No □ Yes □ No □

If Yes is marked, please explain:

2.2

If Yes is marked in Section 2.1, attach a list of any Hazardous Substances to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Substances to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Substance, including, the estimated frequency, and the proposed contractors or  subcontractors.  Existing tenants should attach a list setting forth the information requested above and such list should  include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.	STORAGE TANKS AND SUMPS

Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Substances in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes □ No □

If yes, please explain: _

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes □ No □

	4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.
Yes □ No □
If yes, attach a copy of the most recent report filed.
5.		WASTEWATER TREATMENT AND DISCHARGE
	5.1	Will your company discharge wastewater or other wastes to:

storm drain?sewer?

surface water? no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges.  If so, describe the nature of any  proposed or actual discharge(s).

5.2Will any such wastewater or waste be treated before discharge?

Yes □ No □

If yes, describe the type of treatment proposed to be conducted.  Existing tenants should  describe the actual treatment conducted.

6.	AIR DISCHARGES
6.1

Do you plan for any air filtration systems or stacks to be used in your  company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes D No □

If yes, please explain:

6.2

Do you propose to operate any of the following types of equipment, or any  other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

	Spray booth(s)		Incinerator(s)
_ _	Dip tank(s)	_ _	Other (Please describe)
	Drying oven(s)		No Equipment Requiring Air Permits
If yes,	please explain: _ _	_ _ _ _	_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

6.3

Please describe (and submit copies of with this Hazardous Substances Disclosure Certificate) any reports you have filed in the past thirty-six months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS SUBSTANCES DISCLOSURES

7.1

Has your company prepared or will it be required to prepare a Hazardous Substances management plan ("Management Plan") or Hazardous Substances Business Plan and Inventory ("Business Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes □ No □

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach  a copy of any required updates to the Management Plan or Business Plan.

7.2

Are any of the Hazardous Substances, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Substances being so  used which are listed or regulated under Proposition 65.

Yes □ No □

If yes, please explain:

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1

With respect to Hazardous Substances or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing  tenants should  indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes D No □

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed  as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Lessor pursuant to the Lease.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes □ No □

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Lessor. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings  and  other related documents not already delivered to Lessor pursuant to the Lease.

8.3

Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes D No □

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Lessor under the provisions of the signed Lease and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES

Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Substances permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach  copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, "Hazardous Substances" shall have the meaning given to such terms in the Lease. "Environmental Laws" means all laws, regulations and ordinances governing Hazardous Substances.

The undersigned hereby acknowledges and agrees that this Hazardous Substances Disclosure Certificate is being delivered to Lessor in connection with the evaluation of a Lease and, if such Lease is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease is executed, this Hazardous Substances Disclosure Certificate will be updated from time to time in accordance with the Lease. The undersigned further acknowledges and agrees that the Lessor and its partners, lenders and representatives may rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the term, and any renewals thereof, of the Lease.

Lessee hereby certifies, represents and warrants that the information contained in this certificate is true and correct.

LESSEE:

QUICKLOGIC CORPORATION

Chief  Financial OfficerTitle:

EXHIBIT B

RULES AND REGULA TIONS

The terms, conditions and provisions of this Exhibit  Bare hereby incorporated  into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.Except as set forth in the Lease, no advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed. Lessor shall have the right to remove any such unapproved item without notice and at Lessee's expense.

2.	Lessee shall not regularly park motor vehicles in designated parking areas after the conclusion of Lessee's normal daily business activity.

3.	Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor without the prior written consent of Lessor.

4.	All window coverings installed by Lessee and visible from the outside of the Building require the prior written approval of Lessor, which shall not be unreasonably withheld, conditioned or delayed.

5.Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Project.

6.

Lessee shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed. Lessee shall be permitted to install a card access or other security system at Lessee's sole cost and expense.

7.	Lessee agrees not to make any duplicate keys without the prior consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed.

8.Lessee shall park motor vehicles in those general parking areas as designated by Lessor except for loading and unloading. During those periods of loading and unloading, Lessee shall not unreasonably interfere with traffic flow within the Project.

9.	No person shall go on the roof without Lessor's permission, which permission shall not be unreasonably withheld, conditioned or delayed.

10.Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Lessor or neighboring properties, shall be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11.All goods, including material used to store goods, delivered to the Premises of Lessee shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

12.Except as set forth in the Lease, Lessee is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Lessor.

13.Lessee shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, or the Project.

14.Lessee shall not permit any animals (other than seeing eye dogs), including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Project or any of the Common Areas of the foregoing.

15.Neither Lessee nor any of Lessee's employees, invitees, contractors or agents shall smoke in the Building or in the area in front of the entrance to the Building. Smoking shall only be permitted outside in the back area in Lessor's designated smoking area.

16.

Lessee shall not pennit any motor vehicles to be washed on any portion of the Premises or in the Project, nor shall Lessee permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or the Project.

EXHIBIT C LIST OF FURNITURE

Conference Room:

large granite conference table IO conference chairs

Recep tion Area:

custom built reception desk 2 upholstered "guest" chairs small corner table bookshelf

Warehouse:

floor level fork lift elevated fork lift metal caging

SITE PLAN DEPICTING PREMISES

•---+•-• ...,

/Lj_'1' 1 ,

L 1..  ,. - -..7..,1   -      .1.•

F

-

•;

r

* Floor plan not to scale

2220 Lundy Avenue San  Jose, CA Approx. 24,16-1 RSF

(including Tenant's  pro rata share of electrical room)

DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIPS (Page 1 of 2)

(as required by the Civil Code)

DISCLOSURE FORM NEEDS TO BE COMPLETED AND PROVIDED AS FOLLOWS:

a) Listing Agent to the Seller before entering into a listing agreement;b) Buyer's Agent to the Buyer as soon as practicable before signing an offer;

c) Buyer's Agent to the Seller before presenting an offer;d) Listing Agent, when acting as a dual agent, to the Buyer as soon as practicable before the Buyer signs an offer.

Please note that the terms "Seller" and "Buyer" are defined by the Civil Code to include a Lessor and Lessee, respectively.

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship you wish to have with the agent(s) in the transactio.n

SELLER'S AGENT

A Seller's agent under a listing agreement with the Selleracts as the agent for the Seller only. A Seller's agent or a subagent of that agent has the following affirmative obligations:

To the Seller: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller.

To the Buyer and the Seller: (a) Diligent exercise of reasonable skill and care in performance of the agen'ts duties; (b) A duty of honest and fair dealing and good faith;

(a)A duty to disclose all facts known to the agent materially affecting the value or desirability of the Property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

BUYER'S AGENT

A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receivecompensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer.

To the Buyer and the Seller: (a) Diligent exercise of reasonable skill and care in performance of the agent's duties; (b) A duty of honest and fair dealing and good faith;

(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the Property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential infonmation obtained from the other party that does not involvethe affirmative duties set forth above.

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more associatelicensees, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affinmative obligations to both the Seller and the Buyer:

(a)	A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with either the Seller or the Buyer
(b)	Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, the agent may not, without the express permission of the respective party, disclose to the other party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater that the price offered.

The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person quafified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

Throughout your real property transaction you may receive more than one disclosure fonn, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than acasual relationship to present you with this disclosure fonm. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction.

This disclosure form includes the provisions of Section 2079.13 to 2079.24, inclusive, of the Civil Code set forth on the reverse side hereof. Read it carefully.

If the transaction involves one-to-four dwelling residential property(s), including a mobile home, this Disclosure form must be provided in a listing, sale, exchange, installment land contract or lease over one year.

I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS DISCLOSURE AND THE PORTIONS OF THE CIVIL CODE PRINTED ON THE BACK (OR A SEPARATE PAGE).

ARTICLE 2, CHAPTER 3 OF TITLE 6 OF PART 4 OF DIVISION 3 OF THE CIVIL CODE

2079.13As used in Sections 2079.14 to 2079.24, inclusive, the following terms have the following meanings:

(a)

"Agent" means a person acting under provisions ofTille 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained.

(b)

"Associate licensee" means a person who is licensed as a real estate broker or salesperson under Chapter 3 (commencing with Sectlon 10130) of Part 1 of Division 4 of the Business and Professions Code and who is either licensed under a broker or has entered Into a written contract with a broker to act as the broker's agent in connection with acts requiring a real estate license and to function under the broker's supervision in the capacity of an associate licensee. The agent in the real property transaction bears responsibility for his or her associate licensees who perform as agents of the agent. When an associate licensee owes a duty to any principal, or to any buyer or seller who Is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the associate licensee functions.

{c)   "Buyer" means a transferee in a real property transaction, ood includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. "Buyer" includes vendee or lessee.

(d)

"Commercial real property' means all real property in the state, except single-looiily residential real property, dwelling untts made subject to Chapter 2 {commencing with Section 1940) or Title 5, roobilehomes, as defined in Section 798.3, or recreational vehicles, as defined inSectiion 799.29.

(e)	' Dual agent" means an agent acting, either directly or through an associate licensee, as agent for both the seller and the buyer in a real property transaction.

(Q'Listing agreement" means acontract between an owner of real property ood an agent, by 11mich the agent has been aulhorized to sell the real property or to find or obtain a buyer.

(g)' Listing agent" means a person who has obtained a listing of real property to act as an agent for compensation.

{h)'Listing price' is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the listing agent.

{ii"Offering price" is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property.

OJ''Offer to purchase", means a written contract executed by a buyer acting through a sellingagent that becomes the contract for the sale of the real property upon acceptance by the seller.

{k) "Real property' means any estate specified by subdivision (1) or (2) of Section 761 in property that constitutes or is improved with one to four dwelling units, any commercial real property, any leasehold in these types or property exceeding one year's duration, and mobilehomes, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code.

{I) "Real property transaction" means a transaction for the sale of real property in which an agent is employed by one or more of the principals to act in that transaction, and includes a listing or an offer to purchase.

(m)

"Sell", "sale", or "sold" refers to a transaction for the transfer of real property from the seller to the buyer, and includes exchanges or real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year's duration.

(n)

' Seller' means the transferor in a real property transaction, and includes an owner who lists real property with an agent, whether or not a transfer resutts, or who receives an offer to purchase real property of which he or she is the owner from an agent of behalf of another. "Seller" includes both a vendor and a lessor.

(o)	'Selling agent" means a listing agent11mo acts alone, or an agent who acts in cooperation with a listing a<Jent, and who sells or finds and obtains a buyer for the real property, or an agent

.mo locates property for a buyer or who finds a buyer for a property for which no listing exists and presents an offer to purchase to the seller.

(p)

"Subagenr means a person to whom an agent delegates agency powers as provided in Article 5 (commencing with Section 2349) of Chapter 1 of Title 9. However, "subagent' does not include an associate licensee who is acting under the supervision of an agent in a real property transaction.

(a)	The listing agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement.
(b)

The selling agent shall provide the disclosure form to the seller as soon as practicable prior to presenting the seller with an offer to purchase, unless the selling agent previously provided the seller with acopy or the disclosure form pursuant to subdivision (a).

(c)

Where the selling agent does not deal on a face-to-face basis with the seller, the disclosure form prepared by the selling agent may be furnished to the seller (and acknowiedgement of receipt obtained for the selling agent from the seller)by the listing agent, or the selling agent may deliver the disclosure form by certified mail addressed to the seller at his or her last known address, in which case no signed acknowiedgennent of receipt is required.

(d)

The selling agent shall provide the disclosure form to the buyer as soon as practicable prior to execution of the buyer's offer to purchase, except that if the offer to purchase is not prepared by the seling agent, the salting agent shall present the disclosure form to the buyer not later than the next business day after the selling agent receives the offer to purchase from the buyer.

Listing agents and seling agents shall provide the seller and buyer in a real property transaction with acopy of the disclosure form specified in Section 2079.16, and, except as provided in subdivision

{c), shall obtain a signed acknowledgment of receipt from that seller or buyer, except as provided in this section or Section 2079.15, as follows:

2079.14

In any circumstance in which the seller or buyer refuses to sign an acknov.4edgement of receipt pursuant to Section 2079.14, the agent, or an associate Hcensee acting for an agent, shall set forth, sign, and date a written declaration of the facts of the refusal.

Reproduced on Page 1 of this form.

{a)   As soon as practicable, the selling agent shall disclose to the buyer and seller whether the selling agent is acting in the real property transaction exdusively as the buyer's agent, exclusively as the seUer's agent, or as a dual agent representing both the buyer and sener. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the selling agent prior to or coincident with execution of that contract by the buyer and the seller, respectively.

(b)	As soon as practicable, the listing agent shall disclose to the seller whether the listing agent is acting in the real property transaction exclusively as the seller's agent or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the listing agent prior to or coincident with the execution of that contract by the seller.

(c)	The confirmation required by subdivisions (a} and (b) shall be in the following form:

DO NOT COMPLETE, SAMPLE ONLY is the agent of (check one): D the seller oxclus;,,,oly: or D both tho buyer and lhe seler. D the buyer e<elus;,,,ely

JName of lo1irlg Agent)

DO NOT COMPLETE. SAMPLE ONLY is the agent of (chock one): D the seller exclusively: or D both the buyer and tho solar. D tho buyer exclus;,,,ely

(tune. of Seling Apool if mt the same as Ile Usfing Agent)

(d)	The disclosures and confirmation required by this section shafl be in addition to the disclosure required by Section 2079.14.

No selling agent in a real property transaction may act as an agent for the buyer only, when the selling agent is also acting as the !sting agent in the transaction.

The payment of compensatiion or the obligation to pay compensation to an agent by the seller or buyer is not necessanly determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a seUing agent may agree to share any compensation or commission paid, or any right to any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms or any such agreement shall not necessarily be determinative of a particular relationship.

Nothing in this article prevents an agent from selecting, as a condition of the agent's employmen, ta specific fonT of agency relationship not specifically prohibited by this article if the requiremenst of Section 2079.14 and Section 2079.17 are complied with.

A dual agent shall not disclose to the buyer that the seller is willing to sell the property at a price less than the listing price, without the express written consent of the seller. A dual agent shall not disclose to the seller that the buyer is willing to pay a price greater than the offering price, without the express written consent of the buyer. This. section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than the price.

Nothing in this article precludes a listing agent from also being a selling agent, and the combination or these functions in one agent does not, of itself, make that agent a dual agent.

{a) A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the olbject of the agency with the written consent of the parties to the agency relationship. (b) A lender or an auction company retained by a lender to control aspects of a transactionof real property subject to this part, including validating the sales price, shall not require, as a condiUon of receiving the lender'sapproval of the transaciot n, the homeowner or listing agent to defend or indemnily the lender or auction company from any liability alleged to result from the actions of the lender or auction company. Any clause, provision, covenant, or agreement purporting to impose an obligation to defend or indemnify a lender or an auction company in violaUonor this subdivision is against public policy, void, and unenforceable.

Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associates licenses, subagents, and employees or to relieve agenll; and

their associate licensees, subagents. and employees from liability for thei' conduct in connection with the acts governed by this article or for any breach or a fiduciary duty or a duty of disclosures.

AGENCY CONFIRMATION

(per California Civil Code §2079.17)

Property Address: 2220  Lundy  Ave.,  San  Jose, CA

The following agency relationship(s) is/are hereby confirmed for this specific transaction:

Colliers International is the agent of (check one):

The Seller/Lessor/Sublessor exclusively; or

The Buyer/Lessee/Sublessee exclusively; or

Both the Buyer/Lessee/Sublessee and the Seller/Lessor/Sublessor.

DUAL AGENCY AGREEMENT

As agreed by the parties to the sale or lease transaction, Colliers International and the Agent(s) identified below (Colliers and the identified agent(s) are referred lo collectively as "Agent") are serving in a dual agency capacity, representing both the Seller/Lessor and the Buyer/Lessee for the sale or lease of the Property. The undersigned parties acknowledge that they were informed of the possibility of this type of representation and that they are authorized to execute this Dual Agency Agreement on behalf of the below named Seller/Lessor and Buyer/Lessee.

Seller/Lesso:r Seller/Lesso'rs Agent: Buyer/Lessee: Buyer/Lessee 's Agent: Property:

   Lundy Asso ciates, LLC

Joe Elliot

QuickLogic Corporation

JeffNochimson

   2220 Lundy Ave., San Jose, CA

The Seller/Lessor and Buyer/Lessee consent to and authorize Colliers International to engage in this dual agency, with the understanding that Agent will handle these responsibilities in the manner described in this agreement:

>

In the negotiation of a sale or lease, Agent shall not disclose the best terms upon which Buyer/Lessee is willing to purchase or lease the Property, unless authorized to do so by the Buyer/Lessee. Similarly, Agent shall not disclose the best terms upon which the Seller/Lessor is willing to sell or iease the Property, unless authorized to do so by the Seller/Lessor.

>

It is acknowledged and agreed that Agent's disclosure responsibilities to Buyer/Lessee will be met by Agent's disclosure to Buyer/Lessee of all material facts provided by Seller/Lessor or known by Agent and that Agent has not undertaken to investigate the Property or to verify the accuracy of the information provided by Seller/Lessor. Both Seller/Lessor and Buyer/Lessee acknowledge that Expert Matters are to be addressed by the parties and not by Agent.

Each of the undersigned parties acknowledges the above understanding and consent to Agent's service as a du on behalf of b9 h Seller/Lessor and Buyer/Lessee.

Buyer/Lessee: Authorized Signature

Buyer/Lessee: Authorized Signature

Date

Seller/Lessor: Authorized Signature

Date

Buyer/Lessee: Pn'nted Name of Signer

Seller/Lessor: Printed Name of Signer

Buyer/Lessee: Printed NameoSigner

DISCLOSURES, EXPERT MATTERS AND RESPONSIBILITIES OF PARTIES

The following is intended to describe the responsibilities undertaken by Colliers International (Broker) and by Client with regard to disclosure issues and expert matters as described below:

EXPERT MATTERS: There are a number of potentially significant matters related to commercial properties, which may be material to a particular transaction, the evaluation of which would require specialized expertise which is beyond the expertise and/or responsibility of the Broker ("Expert Matters; . Broker recommends that parties to a potential lease or sale transaction obtain the advice of qualified professionals and experts prior to the consummation of any transaction. Parties to a sale or lease transaction should not and will not rely on Broker with regard to Expert Matters, but instead will rely entirely on their own investigation and those of qualified professionals and experts.

Expert Matters may include, but are not limited to, the following: the use, generation, storage or presence of hazardous or toxic substances and underground storage tanks; natural hazards, such as fire, flood, or earthquake; building safety and structural integrity of roof, walls, and foundations or any improvements located on the Property; operation or condition of mechanical, plumbing, utility or life safety systems; "clean rooms" {including, but not limited to, classification, operation and/or condition); mold, fungus, water damage, or effects of moisture; compliance with Americans with Disabilities Act (ADA); compliance with building, zoning and fire codes; tax, accounting, or legal effects or consequences of the proposed transaction; survey, linear or area measurements of the Property; availability and/or adequacy of utilities and utility connections and panels, adequacy, availability and condition of sewer lines and/or connections, public transportation, or other infrastructure; zoning and permitted land uses; insurance policies and premiums; architectural design or engineering; geotechnical/soil condition; termites or other pests or rodents; statements of income and expense or other financial statements; the financial soundness of a prospective tenant or subtenant; condition of title; or existing taxes, assessments or liens.

Broker has no responsibility to, has not made and will not make an independent investigation or determination with respect to any Expert Matters. Any information communicated by Broker regarding any of the Expert Matters arises from third party sources and has not been and will not be independently verified by Broker.

DISCLOSURES: Owners of real estate must comply with California law for the disclosure of any and all known material facts concerning their property to prospective tenants or buyers as well as any other items required by California law. To meet this requirement, Broker recommends that Owners of real estate obtain legal advice from a qualified legal professional. Broker shall have no responsibUity for property disclosures beyond the delivery and/or disclosure of infonnaUon provided by the Owner or known to the Broker. Parties to a sale or lease transaction should not and will not rely on Broker with regard to matters of disclosure required by Owners, but instead will rely entirely on their own investigation and that of qualified professionals and experts.

Matters requiring disclosure may include, but are not limited to, the following: Natural Hazard Disclosures (including whether or not the property is located in a flood hazard area, fire hazard severity zone, forest fire risk area, earthquake fault zone, or a seismic hazard zone), toxic mold disclosures, known material defects, presence or proximity to hazardous materials, compliance with the Americans with Disabilities Act (ADA), compliance with zoning laws, whether or not the property is located in a special tax zone {such as a Mello-Roos Community Facilities District) or a special assessment district, as well as historic energy use and the existence and results of Certified Access Specialist (CASp) inspections.

February 13, 2019

Date

Joe Elliott

Associate Licensee: Printed Name

Clfent: Authorized SignatureDate

Client: Printed Name of Signer

D Client and Broker agree that the foregoing shall be an Addendum that is expressly made a part of and incorporated into that certain written agreement between the parties entiUed, dated _ and that the specific provisions set forth herein shall control over and supersede any inconsistent provisions contained therein or in any other form of agreement which is contemporaneously entered into by these parties relating to the Property.